Exhibit 1.2

PLAN OF CONVERSION

This PLAN OF CONVERSION (“Plan of Conversion”) dated February 25, 2022, sets forth certain terms of the conversion of TEEKAY LNG PARTNERS L.P., a Marshall Islands limited partnership (the “Partnership”), to a Marshall Islands limited liability company to be named “SEAPEAK LLC” (the “Company”), pursuant to the provisions of the Marshall Islands Limited Partnership Act (the “Partnership Act”) and the Marshall Islands Limited Liability Company Act of 1996 (the “LLC Act”).

W I T N E S S E T H

WHEREAS, the Partnership was formed as a limited partnership in accordance with the Partnership Act and is currently governed by the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 11, 2020 (the “Partnership Agreement”);

WHEREAS, upon the terms and subject to the conditions of this Plan of Conversion and in accordance with the Partnership Act and the LLC Act, the Partnership will be converted to a Marshall Islands limited liability company pursuant to and in accordance with Section 27 of the Partnership Act and Section 78 of the LLC Act (the “Conversion”);

WHEREAS, in connection with the Conversion, all of the outstanding limited partnership interests and general partnership interests (“Partnership Interests”) in the Partnership will be converted into membership interests of the Company, as applicable, as provided in this Plan of Conversion;

WHEREAS, this Plan of Conversion has been approved and adopted by the General Partner of the Partnership and the sole holder of all of the issued and outstanding Common Units; and

WHEREAS, capitalized terms used and not otherwise defined in this Plan of Conversion shall have the meanings given to them in the Partnership Agreement.

NOW, THEREFORE, upon the terms and subject to the conditions of this Plan of Conversion and in accordance with the Partnership Act and the LLC Act, upon the filing and effectiveness of the Certificate of Conversion and the Certificate of Formation (each as defined below), the Partnership shall be converted to the Company.

ARTICLE I

THE CONVERSION

SECTION 1.01 The Conversion. At the Effective Time (as defined below), the Partnership shall be converted to the Company and, for all purposes of the laws of the Republic of the Marshall Islands and otherwise, the Conversion shall be deemed a continuation of the existence of the Partnership in the form of a Marshall Islands limited liability company. The Conversion shall not require the Partnership to wind up its affairs under Section 59 of the Partnership Act or to pay its liabilities and distribute its assets under Section 60 of the Partnership Act, and the Conversion shall not constitute a dissolution of the Partnership. At the Effective Time, for all purposes of the laws of the Republic of the Marshall Islands and otherwise, all of the rights, privileges and powers of the Partnership, and all property, real, personal and mixed, and all debts due to the Partnership, as well as all other things and causes of action belonging to the Partnership, shall be vested in the Company and shall thereafter be the property of the Company, and the title to any real property vested by deed or otherwise in the Partnership shall not revert or be in any way impaired by reason of any provision of the Partnership Act, the LLC Act or otherwise; but all rights of creditors and all liens upon any property of the Partnership shall be preserved unimpaired and all debts, liabilities and duties of the Partnership shall thenceforth attach to the Company and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. The Company shall thereafter be subject to all of the provisions of the LLC Act, except that the existence of the Company shall be deemed to have commenced on the date the Partnership commenced its existence.

SECTION 1.02 Effective Time. The General Partner shall file the Certificate of Conversion in the form attached hereto as Exhibit A (the “Certificate of Conversion”) and the Certificate of Formation of the Company in the form attached hereto as Exhibit B (the “Certificate of Formation”) with the Registrar of Corporations of the Republic of the Marshall Islands. The Conversion shall be effective immediately upon the filing of (i) the Certificate of Conversion and (ii) the Certificate of Formation with the Registrar of Corporations of the Republic of the Marshall Islands or at such later time as may be specified in both the Certificate of Conversion and the Certificate of Formation (such time of effectiveness, the “Effective Time”).

SECTION 1.03 Certificate of Formation and Limited Liability Company Agreement of the Company. At and after the Effective Time, the Certificate of Formation and the Limited Liability Company Agreement of the Company (the “LLC Agreement”) shall be in the forms attached hereto as Exhibit B and Exhibit C, respectively, until amended in accordance with their terms and the LLC Act. From and after the Effective Time, except as set forth in this Section 1.03, the Partnership Agreement and the Certificate of Limited Partnership of the Partnership shall terminate and no longer govern the affairs of the Partnership, but instead the affairs of the Company shall be governed by the LLC Act, the Certificate of Formation and the LLC Agreement. Notwithstanding the foregoing, the termination of the Partnership Agreement shall not relieve any party thereto from any liability arising in connection with any breach by such party of the Partnership Agreement, arising prior to the Effective Time.

SECTION 1.04 Directors and Officers.

(a) At the Effective Time, the initial directors of the Company shall be James Wyper, Hajir Naghdy, Blake Dwyer, Barry Curtis, and Mark Kremin, each of whom shall be named to the initial board of directors (the “Board”) of the Company. James Wyper shall be the Chair of the Board. Each director, including each director appointed to fill a vacancy or newly created directorship, shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal.

(b) At the Effective Time, unless the Board provides otherwise, each of the following individuals shall be appointed to the office(s) set forth opposite such individual’s name:

Name	Office
Mark Kremin	President and Chief Executive Officer
Scott Gayton	Chief Financial Officer
Andres Luna Chris McDade Nathan Kim	Vice President, Commercial Vice President, Operations General Counsel

Each officer so appointed shall hold such office until such officer’s successor is appointed, or until such officer’s earlier death, resignation, retirement, disqualification or removal.

(c) The Partnership and, after the Effective Time, the Company and its Board shall take all necessary actions to cause each of such individuals to be appointed as a director and/or officer, as the case may be, of the Company.

ARTICLE II

CONVERSION OF PARTNERSHIP INTERESTS; REGISTRATION OF UNITS; BOOK ENTRY AND GLOBAL CERTIFICATES

SECTION 2.01 Conversion of Partnership Interests. At the Effective Time, (i) each Common Unit outstanding immediately prior to the Effective Time shall be converted into one issued and outstanding, fully paid and nonassessable Common Unit of the Company (a “Company Common Unit”), (ii) each Series A Preferred Unit outstanding immediately prior to the Effective Time shall be converted into one issued and outstanding, fully paid and nonassessable Series A Preferred Unit of the Company (a “Company Series A Preferred Unit”), (iii) each Series B Preferred Unit outstanding immediately prior to the Effective Time shall be converted into one issued and outstanding, fully paid and nonassessable Series B Preferred Unit of the Company (a “Company Series B Preferred Unit” and, together with the Company Series A Preferred Unit, each, a “Company Preferred Unit,” and collectively with the Company Common Units, each, a “Company Unit”) and (iv) the General Partner Interest shall be converted into 1,555,061 Company Common Units (which number is equal to the Notional General Partner Units immediately prior to the Effective Time), in each case without any action required on the part of the Partnership, the Company or the former holder of such Unit or General Partner Interest, as applicable.

SECTION 2.02 Registration in Global or Book-Entry Form. The Company Units shall not be represented by certificates, unless requested by the holder of such Company Units, or the Board provides so by resolution or otherwise. Promptly after the Effective Time, the Company shall register, or cause to be registered, in book-entry or global form, as determined by the Board, the Company Series A Preferred Units, Company Series B Preferred Units and Company Common Units into which the outstanding Partnership Interests represented by the Series A Preferred Units, Series B Preferred Units, Common Units and General Partner Interest, as applicable, shall have been converted as a result of the Conversion.

SECTION 2.03 No Further Rights in Units. The Company Series A Preferred Units, Company Series B Preferred Units and Company Common Units into which the outstanding Partnership Interests represented by Series A Preferred Units, Series B Preferred Units, Common Units and the General Partner Interest, as applicable, shall have been converted as a result of the Conversion in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Partnership Interests. Immediately following the Effective Time, the Series A Preferred Units, Series B Preferred Units, Common Units and General Partner Interests of the Partnership shall cease to exist, and the holder of any such securities immediately prior to the Effective Time shall cease to have any rights with respect thereto.

SECTION 2.04 Transfer Books. At the Effective Time, there shall be no further registration of transfers on the transfer books of the Partnership of any securities that were outstanding immediately prior to the Effective Time.

ARTICLE III

MISCELLANEOUS

SECTION 3.01 Licenses, Permits, Titled Property, Etc. As applicable, following the Effective Time, to the extent required, the Company shall apply for new U.S. and foreign tax identification numbers, qualifications to conduct business (including as a foreign entity), licenses, permits and similar authorizations on its behalf and in its own name in connection with the Conversion and to reflect the fact that it is a limited liability company. As required or appropriate, following the Effective Time, all real, personal and intangible property of the Partnership which was titled or registered in the name of the Partnership shall be re-titled or re-registered, as applicable, in the name of the Company by appropriate filings and/or notices to the appropriate parties (including, without limitation, any applicable governmental agencies).

SECTION 3.02 Further Assurances. If, at any time after the Effective Time, the Company shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan, (a) to vest, perfect or confirm, of record or otherwise, in the Company its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Partnership, or (b) to otherwise carry out the purposes of this Plan, the Company and its proper officers and directors (or their designees) are hereby authorized to solicit in the name of the Company or the Partnership any third party consents or other documents required to be delivered by any third party, to execute and deliver, in the name and on behalf of the Company or the Partnership, all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of the Company or the Partnership, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company or the Partnership and otherwise to carry out the purposes of this Plan.

SECTION 3.03 Implementation and Interpretation; Termination and Amendment. This Plan shall be implemented and interpreted, prior to the Effective Time, by the General Partner and, following the Effective Time, by the Board, (a) each of which shall have full power and authority to delegate and assign any matters covered hereunder to any other party(ies), including, without limitation, any directors of the general partner of the Partnership or any directors or officers of the Company, as the case may be, and (b) the interpretations and decisions of which shall be final, binding, and conclusive on all parties. The General Partner at any time prior to the Effective Time may terminate, amend or modify this Plan. Upon such termination of this Plan, if the Certificate of Conversion and the Certificate of Formation have been filed with the Registrar of Corporations of the Republic of the Marshall Islands, but have not become effective, any person or entity that was authorized to execute, deliver and file such certificates may execute, deliver and file a Certificate of Termination (or equivalent document or certificate) of such certificates.

SECTION 3.04 Third Party Beneficiaries. This Plan shall not confer any rights or remedies upon any person or entity other than as expressly provided herein.

SECTION 3.05 Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

SECTION 3.06 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the Republic of the Marshall Islands, without regard to the conflicts of laws rules.

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IN WITNESS WHEREOF, the Partnership has caused this Plan to be executed by its duly authorized representative as of the date first stated above.

TEEKAY LNG PARTNERS L.P. By: TEEKAY GP L.L.C., its general partner

By:	/s/ N. Angelique Burgess
Name: N. Angelique Burgess
Title: Secretary

Location of signature: Bermuda

Exhibit A

Certificate of Conversion

CERTIFICATE OF CONVERSION OF

TEEKAY LNG PARTNERS L.P. TO

SEAPEAK LLC

UNDER SECTION 78 OF THE LIMITED LIABILITY COMPANY ACT

AND SECTION 27 OF THE LIMITED PARTNERSHIP ACT

The undersigned, Teekay GP L.L.C., general partner and authorized person of Teekay LNG Partners L.P., a Marshall Islands limited partnership, on behalf of Teekay LNG Partners L.P., for the purpose of converting Teekay LNG Partners L.P. into a limited liability company hereby certifies that:

1.

The name of the limited partnership immediately prior to converting into a Marshall Islands limited liability company is: Teekay LNG Partners L.P. (the “Limited Partnership”). The Limited Partnership has never had any other name.

2.	The Limited Partnership was formed as a limited partnership on the 3rd day of November, 2004 in the Marshall Islands.

3.

The name of the limited liability company into which the Limited Partnership shall be converting is: Seapeak LLC. Attached hereto is the Certificate of Formation of the surviving limited liability company.

4.

The address of the registered agent in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of its registered agent at such address is The Trust Company of the Marshall Islands, Inc.

5.	The conversion has been approved in accordance with the provisions of the Limited Liability Company Act of 1996 and the Limited Partnership Act.

6.	This Certificate of Conversion shall be effective upon filing with the Registrar or Deputy Registrar of Corporations in the Marshall Islands.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on this ____ day of _________________, 20____.

TEEKAY GP L.L.C.

By:
Name: N. Angelique Burgess
Title: Secretary

Exhibit B

Certificate of Formation

CERTIFICATE OF FORMATION OF

SEAPEAK LLC

UNDER SECTION 9 OF THE LIMITED LIABILITY COMPANY ACT

The undersigned, Mark Kremin, authorized person, President and Chief Executive Officer of Seapeak LLC, for the purpose of forming a Marshall Islands limited liability company, hereby certifies:

1.	The name of the limited liability company is: Seapeak LLC

2.

The entity was formed under the laws of the Republic of the Marshall Islands on the 3rd day of November, 2004 as a non-resident limited partnership. Pursuant to section 78(4) of the Limited Liability Company Act of 1996, the existence date of the limited liability company will be the date the entity was originally formed in the Republic of the Marshall Islands as a limited partnership.

3.

The address of its registered agent in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of its registered agent at such address is The Trust Company of the Marshall Islands, Inc.

4.

The limited liability company will comply with all applicable provisions of the Republic of the Marshall Islands Limited Liability Company Act, including retention, maintenance, and production of accounting, member, manager, and beneficial owner records in accordance with section 22 of the Republic of the Marshall Islands Limited Liability Company Act.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this                  day of                 , 20                .

Authorized Person
Mark Kremin, President and Chief Executive Officer

Exhibit C

LLC Agreement

LIMITED LIABILITY COMPANY

AGREEMENT

OF

SEAPEAK LLC

i

LIMITED LIABILITY COMPANY AGREEMENT OF SEAPEAK LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT OF SEAPEAK LLC dated as of February 25, 2022 (the “Effective Date”), is entered into by Seapeak LLC, a Marshall Islands limited liability company (the “Company”), and Stonepeak Limestone Holdings LP, a Cayman Islands limited partnership (including any successors, “Stonepeak”), together with any other Persons who are or become Members in the Company or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

ARTICLE IIDefinitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries’ controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreed Value” of any Contributed Property or distributed property means the fair market value of such property or other consideration at the time of contribution or distribution as determined by the Board of Directors. The Board of Directors shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to or distributed by the Company in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property or distributed property.

“Agreement” means this Limited Liability Company Agreement of Seapeak LLC, as it may be amended, supplemented or restated from time to time.

“arrears” means, with respect to Preferred Unit Distributions for a particular series of Preferred Units for any applicable Preferred Unit Distribution Period, that the full cumulative Preferred Unit Distributions for such series to and including the last day of the most recently completed Preferred Unit Distribution Period of such series through the most recent Preferred Unit Distribution Payment Date for such series have not been paid on all Outstanding Preferred Units of such series.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:

1. the sum of (i) all cash and cash equivalents of the Company Group (or the Company’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand at the end of such Quarter, and (ii) all additional cash and cash equivalents of the Company Group (or the Company’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter, less

2. the amount of any cash reserves (or the Company’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) established by the Board of Directors to (i) provide for the proper conduct of the business of the Company Group (including reserves for future capital expenditures and for anticipated future credit needs of the Company Group) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject, or (iii) provide funds for Preferred Unit Payments; provided, however, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the Board of Directors so determines.

“Board of Directors” means the board of directors of the Company, composed of directors appointed in accordance with the provisions of Article VII, which, pursuant to Section 7.1, and subject to Section 7.10, oversees and directs the operations, management and policies of the Company.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Calculation Agent” means a calculation agent appointed by the Board of Directors prior to the commencement of the Series B Floating Rate Period. If the Board of Directors is unable to obtain a third-party to serve as calculation agent, the calculation agent may be Stonepeak or an Affiliate of Stonepeak.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Member contributes to the Company.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding a member of the Board of Directors or an Officer, as the case may be, liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as a member of the Board of Directors or as an Officer, as the case may be.

“Certificate” means a certificate (i) substantially in the form of Exhibit A with respect to Common Units, Exhibit B with respect to Series A Preferred Units or Exhibit C with respect to Series B Preferred Units, to this Agreement, (ii) issued in global or book entry form in accordance with the rules and regulations of the Depository or (iii) in such other form as may be adopted by the Board of Directors, issued by the Company evidencing ownership of one or more Common Units or Preferred Units, or a certificate, in such form as may be adopted by the Board of Directors, issued by the Company evidencing ownership of one or more other Company Securities.

“Certificate of Conversion” means the Certificate of Conversion of the Company filed with the Registrar of Corporations of the Marshall Islands as referenced in Section 2.1.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Registrar of Corporations of the Marshall Islands as referenced in Section 2.1 as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Company (existing as a limited partnership) filed with the Registrar of Corporations of the Marshall Islands as referenced in Section 2.1.

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a Company Security having the rights and obligations specified with respect to Common Units in this Agreement.

“Company” has the meaning assigned to such term in the preamble

“Company Group” means the Company and its Subsidiaries treated as a single consolidated entity.

“Company Security” means any class or series of equity interest in the Company (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Company), including Common Units and Preferred Units.

“Conflicts Committee” means a committee of the Board of Directors composed entirely of one or more directors who are not (a) security holders, officers or employees of Stonepeak, (b) officers, directors or employees of any Affiliate of Stonepeak (other than a director of the Company or any Subsidiary of the Company) or (c) holders of any ownership interest in the Company Group other than Common or Preferred Units and who also meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common and/or Preferred Units are listed.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Marshall Islands Act, but excluding cash, contributed to the Company.

“Contribution Agreement” means that certain Contribution, Conveyance and Assumption Agreement, dated as of May 6, 2005, among Teekay GP L.L.C., the Company (existing as a limited partnership), the Operating Company, Teekay Corporation and the other parties named therein, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

“Conversion” has the meaning assigned to such term in Section 2.1.

“Depository” means, with respect to any Company Securities issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Effective Date” has the meaning assigned to such term in the preamble.

“Group” means a Person that with or through any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons) or disposing of any Company Securities with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Company Securities.

“Group Member” means a member of the Company Group.

“Group Member Agreement” means the partnership agreement of any Group Member that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, other than the Company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, in each case as such may be amended, supplemented or restated from time to time.

“Holder” as used in Section 7.19, has the meaning assigned to such term in Section 7.19(a).

“Indemnified Persons” has the meaning assigned to such term in Section 7.19(c).

“Indemnitee” means (a) the members of the Board of Directors, (b) the Officers, (c) Stonepeak or any Person who is or was an Affiliate of Stonepeak, (d) any Person who is or was serving at the request of the Company or any Affiliate of the Company as an officer, director, member, partner, fiduciary or trustee of the Company or another Person, provided that that Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (e) any Person the Board of Directors designates as an “Indemnitee” for purposes of this Agreement and (f) any Person who was an Indemnitee under the Prior Agreement.

“Initial Offering” means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

“Junior Securities” has the meaning assigned to such term in Section 16.7.

“Liquidation Date” means the date on which an event giving rise to the dissolution of the Company occurs.

“Liquidator” means one or more Persons selected by the Board of Directors to perform the functions described in Section 12.4.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“LP Act” means the Limited Partnership Act of the Republic of the Marshall Islands, as amended, supplemented or restated from time to time, and any successor to such statute.

“Management Incentive Plan” means the Stonepeak Limestone Holdings Management Incentive Unit Plan and/or any other management equity plan and related agreements that may be adopted by Stonepeak from time to time in each case as it may be amended, restated, supplemented or otherwise modified from time to time.

“Marshall Islands Act” means the Limited Liability Company Act of 1996 of the Republic of the Marshall Islands, as amended, supplemented or restated from time to time, and any successor to such statute.

“Member” means, unless the context otherwise requires, each Person that becomes a Member of the Company pursuant to the terms of this Agreement, in such Person’s capacity as a Member of the Company. Members may include custodians, nominees or any other individual or entity in its own or any representative capacity.

“Membership Interest” means the ownership interest of a Member in the Company, which may be evidenced by Common Units, Preferred Units or other Membership Interests or a combination thereof or interest therein, and includes any and all benefits to which such Member is entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Member by the Company, the Company’s Agreed Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution.

“Officers” has the meaning assigned to such term in Section 7.7(a).

“Omnibus Agreement” means that Amended and Restated Omnibus Agreement, dated as of December 19, 2006, among Teekay Corporation, Teekay GP L.L.C., the Company (in existence then as a limited partnership), the Operating Company, Altera Infrastructure GP L.L.C. (formerly known as Teekay Offshore GP L.L.C.), Altera Infrastructure L.P. (formerly known as Teekay Offshore Partners L.P.), and Altera Infrastructure Operating L.P. (formerly known as Teekay Offshore Operating L.P.).

“Operating Company” means Seapeak Maritime Operating L.L.C., a Marshall Islands limited liability company, and any successors thereto.

“Operating Company Agreement” means the Fifth Amended and Restated Limited Liability Company Agreement of the Operating Company, as it may be amended, supplemented or restated from time to time.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or Stonepeak or any of their Affiliates) acceptable to the Board of Directors.

“Organizational Limited Partner” means Teekay Corporation in its capacity as the organizational limited partner of the Company (existing as a limited partnership) pursuant to the Prior Agreement.

“Outstanding” means, with respect to Membership Interests, all Membership Interests that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than Stonepeak or its Affiliates) beneficially owns 20% or more of any Outstanding Membership Interests of any class or series then Outstanding, all Membership Interests owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Members to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement; provided, further, that the foregoing limitation shall not apply (i) to any Person or Group who acquired 20% or more of any Outstanding Company Securities of any class or series then Outstanding directly from Stonepeak or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any Outstanding Company Securities of any class or series then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that Stonepeak shall have notified such Person or Group in writing that such limitation shall not apply, (iii) to any Person or Group who acquired 20% or more of any Membership Interests issued by the Company with the prior approval of the Board of Directors or (iv) with respect to any voting rights thereof, Preferred Units.

“Parity Securities” has the meaning assigned to such term in Section 16.7(b).

“Paying Agent” means Computershare, acting in its capacity as paying agent for the particular series of Preferred Units, and its respective successors and assigns or any other payment agent appointed by the Board of Directors; provided, however, that if no paying agent is specifically designated for the particular series of Preferred Units, the Company shall act in such capacity.

“Percentage Interest” means as of any date of determination as to any Unitholder holding Units (other than Preferred Units), the quotient obtained by dividing (a) the number of Units (other than Preferred Units) held by such Unitholder, as the case may be, by (b) the total number all Outstanding Units (other than Preferred Units). The Percentage Interest with respect to a Preferred Unit shall at all times be zero.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Preferred Unit Distribution Payment Date” means the Series A Distribution Payment Date or Series B Distribution Payment Date, as applicable.

“Preferred Unit Distribution Period” means the Series A Distribution Period and/or the Series B Distribution Period, as applicable.

“Preferred Unit Distributions” means Series A Distributions and/or Series B Distributions, as applicable.

“Preferred Unit Holders” means Series A Holders and/or Series B Holders, as applicable.

“Preferred Unit Liquidation Preference” means the Series A Liquidation Preference or the Series B Liquidation Preference, as applicable.

“Preferred Unit Payments” means Series A Payments and/or Series B Payments, as applicable.

“Preferred Units” means a Company Security, designated as a “Preferred Unit,” which entitles the holder thereof to a preference with respect to distributions over Common Units, including the Series A Preferred Units and the Series B Preferred Units.

“Prior Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the Company (existing as a limited partnership) dated as of May 11, 2020.

“Pro Rata” means (a) when modifying Units (other than Preferred Units) or any class or series thereof, apportioned equally among all designated Units (other than Preferred Units) in accordance with their relative Percentage Interests, (b) when modifying Members or Record Holders, apportioned among all Members or Record Holders in accordance with their relative Percentage Interests and (c) when modifying holders of Preferred Units (or a particular series thereof), apportioned equally among all holders of Preferred Units (or such series thereof) in accordance with the relative number or percentage of Preferred Units (or such series thereof), as applicable, held by such holder.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Company.

“Record Date” means the date established by the Board of Directors for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means (a) the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, (b) the Person in whose name a Preferred Unit is registered on the books of the Transfer Agent as of, unless otherwise set forth in Article XVI, the opening of business on a particular Business Day, or (c) with respect to other Company Securities, the Person in whose name any such other Company Security is registered on the books that the Company has caused to be kept as of the opening of business on such Business Day.

“Registrar” means the Registrar of Corporations as defined in Section 4 of the Marshall Islands Business Corporations Act.

“Registration Statement” means the Registration Statement on Form F-1 (Registration No. 333-120727) as it has been amended or supplemented from time to time, filed by the Company with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may succeed or replace the LIBOR01 page on that service).

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Senior Securities” has the meaning assigned to such term in Section 16.7(c).

“Series A Distribution Payment Date” means each January 15, April 15, July 15 and October 15, commencing January 15, 2017; provided, however, that if any Series A Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series A Distribution Payment Date shall instead be on the immediately succeeding Business Day.

“Series A Distribution Period” means (i) the period commencing on (and including) the Series A Original Issue Date and ending on (and including) December 31, 2016, and (ii) any subsequent three-month period commencing on (and including) any January 1, April 1, July 1 or October 1 and ending on (and including) the last day in March, June, September and December, respectively.

“Series A Distribution Rate” means a rate equal to 9.00% per annum of the Stated Series A Liquidation Preference per Series A Preferred Unit.

“Series A Distribution Record Date” has the meaning assigned to such term in Section 16.3(b).

“Series A Distributions” means distributions with respect to Series A Preferred Units pursuant to Section 16.3.

“Series A Holder” means a Record Holder of the Series A Preferred Units.

“Series A Liquidation Preference” means an amount for each Series A Preferred Unit initially equal to $25.00 per share, which amount shall be subject to increase by the per Series A Preferred Unit amount of any accumulated and unpaid distributions (whether or not such distributions shall have been declared).

“Series A Original Issue Date” means October 5, 2016.

“Series A Payments” means, collectively, Series A Distributions and Series A Redemption Payments.

“Series A Preferred Unit” means a Preferred Unit having the designations, preferences, rights, powers and duties set forth in Article XVI.

“Series A Redemption Date” has the meaning assigned to such term in Section 16.6.

“Series A Redemption Notice” has the meaning assigned to such term in Section 16.6(c).

“Series A Redemption Payments” means payments to be made to the holders of Series A Preferred Units to redeem Series A Preferred Units in accordance with Section 16.6.

“Series A Redemption Price” has the meaning assigned to such term in Section 16.6(a).

“Series B Distribution Payment Date” means each January 15, April 15, July 15 and October 15, commencing January 15, 2018; provided, however, that if any Series B Distribution Payment Date during the Series B Fixed Rate Period would otherwise occur on a day that is not a Business Day, such Series B Distribution Payment Date shall instead be on the immediately succeeding Business Day.

“Series B Distribution Period” means (i) the period commencing on (and including) the Series B Original Issue Date and ending on (and including) December 31, 2017, and (ii) any subsequent three-month period commencing on (and including) any January 1, April 1, July 1 or October 1 and ending on (and including) the last day in March, June, September and December, respectively.

“Series B Distribution Rate” means a rate equal to (a) during the Series B Fixed Rate Period, 8.50% per annum of the Stated Series B Liquidation Preference per Series B Preferred Unit and (b) during the Series B Floating Rate Period, a percentage per annum of the Series B Stated Liquidation Preference per Series B Preferred Unit equal to the sum of (i) Series B Three-Month LIBOR, as calculated on each applicable Series B LIBOR Determination Date, and (ii) 6.241%.

“Series B Distribution Record Date” has the meaning assigned to such term in Section 16.3(b).

“Series B Distributions” means distributions with respect to Series B Preferred Units pursuant to Section 16.3.

“Series B Fixed Rate Period” means the period from and including the Series B Original Issue Date to, but not including, October 15, 2027.

“Series B Floating Rate Period” means the period from and including October 15, 2027 to, but not including, the date that all of the Series B Preferred Units are redeemed in full in accordance with Section 16.6 below.

“Series B Holder” means a Record Holder of the Series B Preferred Units.

“Series B LIBOR Determination Date” means the London Business Day immediately preceding the first date of the applicable Series B Distribution Period during the Series B Floating Rate Period (or for the period from and including October 15, 2027 and ending on and including December 31, 2027, the London Business Day immediately preceding October 15, 2027).

“Series B Liquidation Preference” means an amount for each Series B Preferred Unit initially equal to $25.00 per share, which amount shall be subject to increase by the per Series B Preferred Unit amount of any accumulated and unpaid distributions (whether or not such distributions shall have been declared).

“Series B Original Issue Date” means October 23, 2017.

“Series B Payments” means, collectively, Series B Distributions and Series B Redemption Payments.

“Series B Preferred Unit” means a Preferred Unit having the designations, preferences, rights, powers and duties set forth in Article XVI.

“Series B Redemption Date” has the meaning assigned to such term in Section 16.6.

“Series B Redemption Notice” has the meaning assigned to such term in Section 16.6(c).

“Series B Redemption Payments” means payments to be made to the holders of Series B Preferred Units to redeem Series B Preferred Units in accordance with Section 16.6.

“Series B Redemption Price” has the meaning assigned to such term in Section 16.6(a).

“Series B Three-Month LIBOR” means, in respect of each Series B Distribution Period during the Series B Floating Rate Period (or, for the period from and including October 15, 2027 and ending on and including December 31, 2027), the following rate determined by the Calculation Agent, as of the applicable Series B LIBOR Determination Date in accordance with the following provisions:

1. the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three-month period commencing on the first day of such period that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the applicable Series B LIBOR Determination Date; or

2. If the Calculation Agent determines that three-month LIBOR (as contemplated by the immediately preceding clause (a)) has been discontinued, then it will determine whether to use a substitute or successor base rate that it has determined in its sole discretion is most comparable to three-month LIBOR, provided that if the Calculation Agent determines there is an industry accepted successor base rate, the Calculation Agent shall use such successor base rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may also implement changes to the business day convention, the definition of business day, the Series B LIBOR Determination Date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant business day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines to use a substitute or successor base rate as so provided, the following will apply: if the rate described in the immediately preceding clause (a) is not so published, the Calculation Agent shall select four major banks in the London interbank market and request that the principal London offices of those four selected banks provide their offered quotations for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the Series B LIBOR Determination Date for such period. Offered quotations must be based on a principal amount equal to an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in U.S. dollars in the London interbank market at the time. If two or more quotations are provided, Series B Three-Month LIBOR for such period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, Series B Three-Month LIBOR for such period will be the arithmetic mean of the rates quoted on the Series B LIBOR Determination Date for such period by three major banks in New York City selected by the Calculation Agent, for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of such period. The rates quoted must be based on an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in U.S. dollars in that market at the time. If fewer than three New York City banks selected by the Calculation Agent are quoting rates in the manner described above, Series B Three-Month LIBOR for the applicable period will be the same as for the immediately preceding period or, if the immediately preceding period was within the Series B Fixed Rate Period, the same as for the most recent quarter for which Series B Three-Month LIBOR can be determined.

All percentages resulting from any of the calculations described in the immediately preceding clauses (a) and (b) will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point rounded upwards) and all dollar amounts used in or resulting from such calculations will be rounded, if necessary, to the nearest cent (with one-half cent being rounded upwards).

“Special Approval” means approval by a majority of the members of the Conflicts Committee.

“Stated Preferred Unit Liquidation Preference” means the Stated Series A Liquidation Preference or the Stated Series B Liquidation Preference, as applicable.

“Stated Series A Liquidation Preference” means an amount equal to $25.00 per Series A Preferred Unit.

“Stated Series B Liquidation Preference” means an amount equal to $25.00 per Series B Preferred Unit.

“Stonepeak” has the meaning assigned to such term in the preamble.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries (as defined, but excluding subsection (d) of the definition) of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary (as defined, but excluding subsection (d) of the definition) of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries (as defined, but excluding subsection (d) of the definition) of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person, or (d) any other Person in which such Person, one or more Subsidiaries (as defined, but excluding subsection (d) of the definition) of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) less than a majority ownership interest or (ii) less than the power to elect or direct the election of a majority of the directors or other governing body of such Person, provided that (A) such Person, one or more Subsidiaries (as defined, but excluding subsection (d) of the definition) of such Person, or a combination thereof, directly or indirectly, at the date of the determination, has at least a 20% ownership interest in such other Person, (B) such Person accounts for such other Person (under U.S. GAAP, as in effect on the later of the date of investment in such other Person or material expansion of the operations of such other Person) on a consolidated or equity accounting basis, (C) such Person has directly or indirectly material negative control rights regarding such other Person including over such other Person’s ability to materially expand its operations beyond that contemplated at the date of investment in such other Person, and (D) such other Person is (i) formed and maintained for the sole purpose of owning or leasing, operating and chartering no more than 10 vessels for a period of no more than 40 years, and (ii) obligated under its constituent documents, or as a result of a unanimous agreement of its owners, to distribute to its owners all of its income on at least an annual basis (less any cash reserves that are approved by such Person).

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).

“Transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including Stonepeak or one or more of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for the Common Units and the Preferred Units; provided, that if no transfer agent is specifically designated for any other Company Securities, the Company shall act in such capacity. For the avoidance of doubt, the Company shall act as the initial Transfer Agent for the Common Units, and a separate Transfer Agent may be appointed for the Preferred Units.

“Underwriter” means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchases Common Units pursuant thereto.

“Underwriting Agreement” means the Underwriting Agreement dated May 4, 2005 among the Underwriters, the Company (existing as a limited partnership), Teekay GP L.L.C., the Operating Company, and Teekay Corporation, providing for the purchase of Common Units by such Underwriters.

“Unit” means a Company Security that is designated as a “Unit” and shall include Common Units and Preferred Units.

“Unitholders” means the holders of Units.

“Unit Majority” means a majority of the Outstanding Common Units, voting as a class.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied.

“Working Capital Borrowings” means borrowings used solely for working capital purposes or to pay distributions to Members made pursuant to a credit facility or other arrangement to the extent such borrowings are required to be reduced to a relatively small amount each year for an economically meaningful period of time.

ARTICLE III Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

ARTICLE IV

ORGANIZATION

ARTICLE V Formation and Conversion.

Teekay GP L.L.C. and the Organizational Limited Partner previously formed the Company as a limited partnership with the name Teekay LNG Partners L.P. upon the filing of the Certificate of Limited Partnership with the Registrar pursuant to the provisions of the LP Act on November 3, 2004. Teekay GP L.L.C. subsequently filed a Certificate of Conversion and the Certificate of Formation with the Registrar to effect the conversion of the Company as a limited partnership to a limited liability company (the “Conversion”) pursuant to the provisions of the LP Act and the Marshall Islands Act and the Plan of Conversion dated February 25, 2022 set forth by the Company. This Agreement shall become effective on the Effective Date simultaneously with the effectiveness of the Conversion and replace the Prior Agreement in its entirety. Notwithstanding the foregoing, the termination of the Prior Agreement shall not relieve any party thereto from any liability arising in connection with any breach by such party of the

Prior Agreement, arising prior to the time of Conversion. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Marshall Islands Act. All Membership Interests shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.

ARTICLE VI Name.

The name of the Company shall be “Seapeak LLC” The Company’s business may be conducted under any other name or names as determined by the Board of Directors. The words “Limited Liability Company” or the letters “L.L.C.” or “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board of Directors may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.

ARTICLE VII Registered Address; Registered Agent; Principal Office; Other Offices

Unless and until changed by the Board of Directors, the registered address of the Company in the Marshall Islands shall be located at Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH 96960, and the registered agent for service of process on the Company in the Marshall Islands at such registered address shall be The Trust Company of the Marshall Islands, Inc. The principal office of the Company shall be located at 550 Burrard Street, Suite 2000, Vancouver, British Columbia, Canada, V6C 2K2 or such other place as the Board of Directors may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the Marshall Islands as the Board of Directors determines to be necessary or appropriate.

ARTICLE VIII Purpose and Business.

The purpose and nature of the business to be conducted by the Company shall be to (a) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Board of Directors and that lawfully may be conducted by a limited liability company formed pursuant to the Marshall Islands Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. The Board of Directors shall have no duty or obligation to propose or approve, and may decline to propose or approve, the conduct by the Company of any business free of any fiduciary duty or obligation whatsoever to the Company or any Member and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation.

ARTICLE IX Powers.

The Company shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.

ARTICLE X Power of Attorney.

(a)

Each Member hereby constitutes and appoints each Officer, the Board of Directors and the Company and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i)

execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement, the Certificate of Conversion and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Officer, Board of Directors, the Company or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the Marshall Islands and in all other jurisdictions in which the Company may conduct business or own property; (B) all certificates, documents and other instruments that the Officer, the Board of Directors, the Company or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Officer, the Board of Directors, the Company or the Liquidator determines to be necessary or appropriate to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Articles IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Company Securities issued pursuant to Section 5.6; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company pursuant to Article XIV; and

(ii)

execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Officer, the Board of Directors, the Company or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Members or of the Members of any class or series required to take any action, the Officer, the Board of Directors, the Company and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Members or of the Members of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the Board of Directors to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

(b)

The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member’s Membership Interest and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by the Officer, the Board of Directors, the Company or the Liquidator acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Officer, the Board of Directors, the Company or the Liquidator taken in good faith under such power of attorney. Each Member shall execute and deliver to the Board of Directors, the Company or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the Officer, the Board of Directors, the Company or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

ARTICLE XI Term.

The term of the Company (i) then existing as a limited partnership, commenced upon the filing of the Certificate of Limited Partnership in accordance with the LP Act, (ii) has continued as a limited liability company upon the filing of the Certificate of Conversion and Certificate of Formation in accordance with the Marshall Islands Act, and (iii) shall continue in existence until the dissolution of the Company in accordance with the provisions of Article XII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Marshall Islands Act.

ARTICLE XII Title to Company Assets.

Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, one or more of its Affiliates or one or more nominees, as the Board of Directors may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE XIII

RIGHTS OF MEMBERS

ARTICLE XIV Limitation of Liability.

The Members shall have no liability under this Agreement except as expressly provided in this Agreement or the Marshall Islands Act.

ARTICLE XV Management of Business.

No Member, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Marshall Islands Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.

ARTICLE XVI Outside Activities of the Members.

Subject to the provisions of Section 7.12 and the Omnibus Agreement, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Members, any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any business ventures of any Member.

ARTICLE XVII Rights of Members.

(a)

In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Member shall have the right, for a purpose reasonably related to such Member’s interest as a Member in the Company, upon reasonable written demand and at such Member’s own expense:

(i)	to have furnished to such Member a current list of the name and last known business, residence or mailing address of each Member;

(ii)

to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member;

(iii)

to have furnished to such Member a copy of this Agreement, the Certificate of Limited Partnership, the Certificate of Conversion, the Certificate of Formation and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership, the Certificate of Conversion, the Certificate of Formation and all amendments thereto have been executed;

(iv)	to obtain true and full information regarding the status of the business and financial condition of the Company Group; and

(v)	to obtain such other information regarding the affairs of the Company as is just and reasonable.

(b)

The Board of Directors may keep confidential from the Members, other than Stonepeak and its Affiliates, for such period of time as the Board of Directors deems reasonable, (i) any information that the Board of Directors reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Board of Directors in good faith believes (A) is not in the best interests of the Company Group, (B) could damage the Company Group or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Company the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

ARTICLE XVIII

CERTIFICATES; RECORD HOLDERS; TRANSFER OF MEMBERSHIP INTERESTS;REDEMPTION OF MEMBERSHIP INTERESTS

ARTICLE XIX Certificates.

Upon the Company’s issuance of Common Units or Preferred Units to any Person and subject to Section 16.2(b) with respect to any series of Preferred Units described therein, the Company shall issue, upon the request of such Person, one or more Certificates in the name of such Person evidencing the number of such Units being so issued. In addition, upon the request of any Person owning any Company Securities other than Common Units or Preferred Units, the Company shall issue to such Person one or more certificates evidencing such Company Securities other than Common Units or Preferred Units. Certificates shall be executed on behalf of the Company by the Chair of the Board of Directors, President or any Executive Vice President or Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the Company. No Common Unit Certificate or Preferred Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Board of Directors elects to issue Common Units or Preferred Units in global form, the Common Unit Certificates or the Preferred Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Units or Preferred Units have been duly registered in accordance with the directions of the Company.

ARTICLE XX Mutilated, Destroyed, Lost or Stolen Certificates.

(a)

If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Company Securities as the Certificate so surrendered.

(b)

The appropriate Officers on behalf of the Company shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i)	makes proof by affidavit, in form and substance satisfactory to the Board of Directors, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)	requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)

if requested by the Board of Directors, delivers to the Company a bond, in form and substance satisfactory to the Board of Directors, with surety or sureties and with fixed or open penalty as the Board of Directors may direct to indemnify the Company, the Members, and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv)	satisfies any other reasonable requirements imposed by the Board of Directors.

If a Member fails to notify the Company within a reasonable period of time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Membership Interests represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate.

(c)

As a condition to the issuance of any new Certificate under this Section 4.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

ARTICLE XXI Record Holders.

The Company shall be entitled to recognize the applicable Record Holder as the Member with respect to any Membership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Membership Interest on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Membership Interests are listed. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Membership Interests, as between the Company on the one hand, and such other Persons on the other hand, such representative shall be the Record Holder of such Membership Interest.

ARTICLE XXII Transfer Generally.

(a)

The term “transfer,” when used in this Agreement with respect to a Membership Interest, shall be deemed to refer to a transaction by which the holder of a Membership Interest assigns such Membership Interest to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b)

No Membership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Membership Interest not made in accordance with this Article IV shall be null and void.

(c)

Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or other owner of Stonepeak of any or all of the shares of stock, membership interests, partnership interests or other ownership interests in Stonepeak.

ARTICLE XXIII Registration and Transfer of Membership Interests.

(a)

The Company shall keep or cause to be kept on behalf of the Company a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Company will provide for the registration and transfer of Membership Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and Preferred Units and transfers of such Common Units and Preferred Units as herein provided. The Company shall not recognize transfers of Certificates evidencing Membership Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Membership Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the Company on behalf of the Company shall execute and deliver, and in the case of Common Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Membership Interests as was evidenced by the Certificate so surrendered.

(b)

The Company shall not recognize any transfer of Membership Interests until the Certificates evidencing such Membership Interests are surrendered for registration of transfer. No charge shall be imposed by the Company for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c)	Stonepeak and its Affiliates shall have the right at any time to transfer their Common Units or Preferred Units to one or more Persons.

ARTICLE XXIV [Reserved].

ARTICLE XXV [Reserved].

ARTICLE XXVI Restrictions on Transfers.

(a)

Except as provided in Section 4.8(c) below, but notwithstanding the other provisions of this Article IV, no transfer of any Membership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws, laws of the Republic of the Marshall Islands, or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, or (ii) terminate the existence or qualification of the Company or any Group Member under the laws of the jurisdiction of its formation.

(b)

The Company may impose such restrictions by amending this Agreement; provided, however, that any amendment that would result in the delisting or suspension of trading of any class of Membership Interests on the principal National Securities Exchange on which such class of Membership Interests is then listed must be approved, prior to such amendment being effected, by the holders of a majority of the Outstanding Membership Interests of such class.

(c)

Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Membership Interests entered into through the facilities of any National Securities Exchange on which such Membership Interests are listed for trading.

ARTICLE XXVII

CAPITAL CONTRIBUTIONS AND ISSUANCE OF MEMBERSHIP INTERESTS

ARTICLE XXVIII [Reserved].

ARTICLE XXIX [Reserved].

ARTICLE XXX [Reserved].

ARTICLE XXXI Interest and Withdrawal.

No interest shall be paid by the Company on Capital Contributions. No Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Company may be considered and permitted as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions.

ARTICLE XXXII [Reserved].

ARTICLE XXXIII Issuances of Additional Company Securities.

(a)

Subject to any approvals required by Preferred Unit Holders pursuant to Section 16.5(c)(ii), the Company may issue additional Company Securities and options, rights, warrants and appreciation rights relating to the Company Securities for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Members.

(b)

Each additional Company Security authorized to be issued by the Company pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Company Securities), as shall be fixed by the Board of Directors, including (i) the right to share Company profits and losses or items thereof; (ii) the right to share in Company distributions; (iii) the rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may redeem the Company Security; (v) whether such Company Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Company Security will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Company Security; and (viii) the right, if any, of each such Company Security to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Company Security.

(c)

The Board of Directors shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Company Securities and options, rights, warrants and appreciation rights relating to Company Securities pursuant to this Section 5.6 and (ii) the admission of additional Members and (iii) all additional issuances of Company Securities. The Board of Directors shall determine the relative rights, powers and duties of the holders of the Units or other Company Securities being so issued. The Board of Directors shall do all things necessary to comply with the Marshall Islands Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Company Securities, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Company Securities are listed.

ARTICLE XXXIV Limitations on Issuance of Additional Company Securities.

The Company may issue an unlimited number of Company Securities (or options, warrants or appreciation rights related thereto) pursuant to Section 5.6 without the approval of the Members; provided, however, that no fractional units shall be issued by the Company.

ARTICLE XXXV No Preemptive Right.

No Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Company Security, whether unissued, held in the treasury or hereafter created; provided that nothing herein shall limit the Company from granting preemptive, preferential or other similar rights by contract.

ARTICLE XXXVI Splits and Combinations.

(a)

Subject to Section 5.9(d), the Company may make a Pro Rata distribution of Company Securities (other than Series A Preferred Units or Series B Preferred Units) to all Record Holders of the same class or series of Company Securities or may effect a subdivision or combination of the same class or series of Company Securities so long as, after any such event, each Member holding such class or series of such Company Securities shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per Unit basis (including those based on the applicable Stated Preferred Unit Liquidation Preference) or stated as a number of Units are proportionately adjusted.

(b)

Whenever such a distribution, subdivision or combination of Company Securities is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Board of Directors also may cause a firm of independent public accountants selected by it to calculate the number of Company Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board of Directors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)

Promptly following any such distribution, subdivision or combination, the Company may issue Certificates to the Record Holders of Company Securities as of the applicable Record Date representing the new number of Company Securities held by such Record Holders, or the Board of Directors may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Company Securities Outstanding, the Company shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d)

The Company shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of this Section 5.9(d), each fractional Unit, as applicable, shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

ARTICLE XXXVII Fully Paid and Non-Assessable Nature of Membership Interests.

All Membership Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Membership Interests in the Company, except as such non-assessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Act.

ARTICLE XXXVIII

DISTRIBUTIONS

ARTICLE XXXIX Allocations.

The profits and losses of the Company shall be allocated among the Members by the Company in such manner as the Board of Directors determines in good faith most accurately reflects the rights of the Members as set forth elsewhere in this Agreement.

ARTICLE XL [Reserved].

ARTICLE XLI Distributions to Record Holders.

(a)

Subject to Section 16.3 and except as otherwise required by Section 5.6(b) in respect of other Company Securities issued pursuant thereto, within 45 days following the end of each Quarter commencing with the Quarter ending on June 30, 2005, an amount up to 100% of Available Cash with respect to such Quarter may, subject to Section 40 of the Marshall Islands Act, be distributed in accordance with this Article VI by the Company to all Unitholders holding Common Units, Pro Rata as of the Record Date selected by the Board of Directors, at the discretion of the Board of Directors. All distributions required to be made under this Agreement shall be made subject to Section 40 of the Marshall Islands Act. This Section 6.3(a) shall not apply to Preferred Units.

(b)

Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Company, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(c)	The Company may treat taxes required or elected to be withheld with respect to, all or less than all of the Members, as a distribution of Available Cash to such Members.

(d)

Each distribution in respect of a Membership Interest shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Membership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise

ARTICLE XLII

MANAGEMENT AND OPERATION OF BUSINESS

ARTICLE XLIII Management.

(a)

Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in the Board of Directors and, subject to the direction of the Board of Directors and in accordance with the provisions of Section 7.7, the Officers. No Member shall have any management power or control over the business and affairs of the Company. Thus, except as expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of the Board of Directors, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers. The Directors shall collectively constitute “managers” of the Company within the meaning of the Marshall Islands Act. In addition to the powers now or hereafter granted to a manager of a limited liability company under applicable law or that are granted to the Board of Directors under any other provision of this Agreement, the Board of Directors, subject to Section 7.10, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i)

the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Company Securities (subject to Section 16.5 with respect to any Senior Securities), and the incurring of any other obligations;

(ii)	the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(iii)

the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.10 and Article XIV);

(iv)

the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company Group; subject to Section 7.13(a), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of the Company Group; and the making of capital contributions to any member of the Company Group;

(v)

the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company, even if the same results in the terms of the transaction being less favorable to the Company than would otherwise be the case);

(vi)	the distribution of Company cash;

(vii)

the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii)	the maintenance of insurance for the benefit of the Company Group, the Members and Indemnitees;

(ix)

the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;

(x)

the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi)	the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii)

the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Membership Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.8);

(xiii)

the purchase, sale or other acquisition or disposition of Company Securities (subject to Section 16.6(g)), or the issuance of options, rights, warrants and appreciation rights relating to Company Securities;

(xiv)	the undertaking of any action in connection with the Company’s participation in any Group Member; and

(xv)

the entering into of agreements with any Affiliates of the Company or any director or officer of the Company to render services to a Group Member or to the Company in the discharge of its duties as the Board of Directors.

(b)

Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Marshall Islands Act or any applicable law, rule or regulation, each of the Members and each other Person who may acquire an interest in Membership Interests hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the Underwriting Agreement, the Omnibus Agreement, the Contribution Agreement, any Group Member Agreement of any other Group Member and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that Teekay GP L.L.C. (on behalf of the Company) was, and the Board of Directors or any Officer is, authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement, in each case, on behalf of the Company without any further act, approval or vote of the Members or the other Persons who may acquire an interest in Membership Interests; and (iii) agrees that the execution, delivery or performance by any Director, Officer, the Company, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement shall not constitute a breach by the Board of Directors of any duty that the Board of Directors may owe the Company or the Members or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

ARTICLE XLIV The Board of Directors; Appointment; Term; Manner of Acting.

(a)

Subject to Section 16.5, the number of directors constituting the Board of Directors shall be made by, and may be increased or decreased by, the holders of a Unit Majority. The initial Board of Directors is set at five persons and shall initially consist of the following five individuals, James Wyper, Hajir Naghdy, Blake Dwyer, Barry Curtis and Mark Kremin, each of whom shall serve until such individual’s successor is duly appointed by the holders of a Unit Majority and qualified or until such individual’s earlier death, resignation or removal. Any vacancy among the Board of Directors shall be filled as if a director had resigned, in accordance with Section 7.5.

(b)

Each member of the Board of Directors shall have one vote. The vote of the majority of the members of the Board of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A majority of the number of members of the Board of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a quorum is present at a meeting, a majority of the members of the Board of Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

ARTICLE XLV Removal of Members of Board of Directors.

Subject to Section 16.5, members of the Board of Directors may be removed at any time, with or without Cause, only by the holders of a Unit Majority.

ARTICLE XLVI Resignations of Members of the Board of Directors.

Any member of the Board of Directors may resign at any time by giving written notice to the Board of Directors. Such resignation shall take effect at the time specified therein.

ARTICLE XLVII Vacancies on the Board of Directors.

Subject to Section 16.5, if a member of the Board of Directors is removed, resigns or is otherwise unable to serve as a member of the Board of Directors, the holders of a Unit Majority shall appoint an individual to fill the vacancy.

ARTICLE XLVIII Meetings; Committees; Chair.

(a)

Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors and shall be called by the Secretary upon the written request of two members of the Board of Directors, on at least 48 hours prior written notice to the other members. Any such notice, or waiver thereof, need not state the purpose of such meeting except as may otherwise be required by law. Attendance of a member of the Board of Directors at a meeting (including pursuant to the penultimate sentence of this Section 7.6(a)) shall constitute a waiver of notice of such meeting, except where such member attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed or electronically transmitted by all the members of the Board of Directors or the relevant committee. Members of the Board of Directors may participate in and hold meetings by means of conference telephone, videoconference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in person at the meeting. The Board of Directors may establish any additional rules governing the conduct of its meetings that are not inconsistent with the provisions of this Agreement.

(b)

The Board of Directors shall appoint the member(s) of the Conflicts Committee. The Conflicts Committee shall perform the functions set forth in the committee charter approved by the Board of Directors and any other functions delegated to it pursuant to the terms of this Agreement and such other matters as may be delegated to it from time to time by resolution of the Board of Directors. The Board of Directors, by a majority of the whole Board of Directors, may appoint one or more additional committees of the Board of Directors to consist of one or more members of the Board of Directors, which committee(s) shall have and may exercise such of the powers and authority of the Board of Directors (including in respect of Section 7.1) with respect to the management of the business and affairs of the Company as may be provided in a resolution of the Board of Directors. Any committee designated pursuant to this Section 7.6(b) shall choose its own Chair, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the taking of any action. Subject to the first sentence of this Section 7.6(b), and except for the Audit Committee and the Conflicts Committee of the Board of Directors, the Board of Directors may designate one or more members of the Board of Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee.

(c)

The Board of Directors may designate one of the members of the Board of Directors as Chair of the Board of Directors. The initial Chair of the Board of Directors shall be James Wyper. The Chair of the Board of Directors, if any, and if present and acting, shall preside at all meetings of the Board of Directors. If, at any time, in accordance with Section 7.2(b), in the absence of the Chair of the Board of Directors at a meeting of the Board of Directors, the Board of Directors shall choose another member of the Board of Directors to preside at the meeting.

ARTICLE XLIX Officers.

(a)

The Board of Directors, as set forth below, shall appoint or designate agents of the Company, referred to as “Officers” of the Company as described in this Section 7.7. Such Officers may be employed by any Group Member directly or may be employed by one or more third parties, including Stonepeak and its Affiliates, and designated by the Board of Directors to perform officer functions for the benefit of the Company.

(b)

The Board of Directors shall appoint or designate such Officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Company, who shall hold such titles, exercise such powers and authority and perform such duties as shall be determined from time to time by resolution of the Board of Directors. The Officers may include a Chief Executive Officer, a President, a Chief Financial Officer, General Counsel, any and all Vice Presidents, a Secretary, any and all Assistant Secretaries, a Treasurer, any and all Assistant Treasurers and any other Officers appointed or designated by the Board of Directors pursuant to this Section 7.7. Any person may hold two or more offices.

(c)

The Officers, including any Officer employed by a third party and designated by the Board of Directors to perform officer services for the benefit of the Company, shall be appointed by the Board of Directors at such time and for such terms as the Board of Directors shall determine. Any Officer may be removed, with or without Cause, by the Board of Directors. Vacancies in any office may be filled by the Board of Directors. The Officers shall serve with or without such compensation for their services to the Company as the Board of Directors or any committee appointed by the Board of Directors thereof shall determine.

(d)	The Board of Directors may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

(e)

Unless otherwise provided by resolution of the Board of Directors, no Officer shall have the power or authority to delegate to any Person such Officer’s rights and powers as an Officer to manage the business and affairs of the Company.

ARTICLE L Compensation of Directors.

The members of the Board of Directors shall receive such compensation for their services as members of the Board of Directors or members of a committee of the Board of Directors shall determine. In addition, the Board of Directors or any committee appointed by the Board of Directors may, from time to time, authorize the reimbursement by the Company of such expenses (including travel expenses) as may be incurred by Directors in the performance of their duties hereunder (including attendance at meetings of the Board of Directors).

ARTICLE LI Certificates of Conversion and Formation.

Teekay GP L.L.C. has caused the Certificate of Conversion and the Certificate of Formation to be filed with the Registrar of Corporations of the Marshall Islands as required by the Marshall Islands Act. The Board of Directors shall use all reasonable efforts to cause to be filed such other certificates or documents that the Board of Directors determines to be necessary or appropriate for the conversion from a limited partnership, and the continuation, qualification and operation of a limited liability company in the Marshall Islands or any other jurisdiction in which the Company may elect to do business or own property. To the extent the Board of Directors determines such action to be necessary or appropriate, the Board of Directors shall file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the Marshall Islands or of any other jurisdiction in which the Company may elect to do business or own property. Subject to the terms of Section 3.4(a), the Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Conversion or the Certificate of Formation, any qualification document or any amendment thereto to any Member.

ARTICLE LII Restrictions on the Board of Directors.

(a)

Except as otherwise provided in this Agreement, the Board of Directors may not, without written approval of the specific act by holders of all of the Outstanding Membership Interests or by other written instrument executed and delivered by holders of all of the Outstanding Membership Interests subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, (i) committing any act that would make it impossible to carry on the ordinary business of the Company; (ii) possessing Company property, or assigning any rights in specific Company property, for other than a Company purpose; (iii) admitting a Person as a Member; or (iv) amending this Agreement in any manner.

(b)

Except as provided in Articles XII and XIV, the Board of Directors may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Company Group, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation, other combination or sale of ownership interests of the Company’s Subsidiaries) without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the Board of Directors’ ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company Group and shall not apply to any forced sale of any or all of the assets of the Company Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a Unit Majority, the Board of Directors shall not, on behalf of the Company, consent to any amendment to the Operating Company Agreement or, except as expressly permitted by Section 7.16(d), take any action permitted to be taken by a member of the Operating Company, in either case, that would adversely affect the Members (including any particular class of Membership Interests as compared to any other class of Membership Interests) in any material respect.

ARTICLE LIII Implementation of Employee Benefit Plans.

The Board of Directors, without the approval of the Members (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Company employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Company Securities or options to purchase rights, warrants or appreciation rights relating to Company Securities), or cause the Company to issue Company Securities in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the Company or any of its Affiliates, in each case for the benefit of employees and directors of the Company, any Group Member or any Affiliate thereof, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Company Group.

ARTICLE LIV Outside Activities.

(a)	[Reserved].

(b)	[Reserved].

(c)

Except as specifically restricted by the Omnibus Agreement or any other agreements entered into in connection with the Management Incentive Plan, each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty expressed or implied by law to any Group Member or any Member. None of any Group Member, any Member or any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement, or the partnership relationship established hereby in any business ventures of any Indemnitee.

(d)

Subject to the terms of Section 7.12(c) and the Omnibus Agreement, but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any or all Indemnitees in accordance with the provisions of this Section 7.12 is hereby approved by the Company and all Members, (ii) it shall be deemed not to be a breach of any fiduciary duty or any other obligation of any type whatsoever of any Member or of any Indemnitee for the Indemnitees to engage in such business interests and activities in preference to or to the exclusion of the Company and (iii) except as set forth in the Omnibus Agreement, the Members and the Indemnitees shall have no obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Company.

(e)

Stonepeak and each of its Affiliates may acquire Units or other Company Securities and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units or other Company Securities acquired by them.

(f)	The term “Affiliates” when used in Section 7.12(e) with respect to Stonepeak shall not include any Group Member.

(g)

Notwithstanding anything to the contrary in this Agreement, to the extent that any provision of this Agreement purports or is interpreted to have the effect of restricting the fiduciary duties that might otherwise, as a result of Marshall Islands law or other applicable law, be owed by any Member or the Board of Directors to the Company and its Members, or to constitute a waiver or consent by the Members to any such restriction, such provisions shall be inapplicable and have no effect in determining whether each such Member or the Board of Directors has complied with its fiduciary duties in connection with determinations made by it under this Section 7.12.

ARTICLE LV Loans or Contributions from the Company or Group Members.

(a)

Stonepeak or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from Stonepeak or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as Stonepeak may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged to the borrowing party, or impose terms less favorable to the borrowing party than would be charged to or imposed on the borrowing party, by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees), all as determined by Stonepeak and the Board of Directors. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.13(a) and Section 7.13(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member.

(b)

The Company may lend or contribute to any Group Member, and any Group Member may borrow from the Company, funds on terms and conditions determined by the Board of Directors. No Group Member may lend funds to Stonepeak or any of its Affiliates (other than another Group Member).

ARTICLE LVI Indemnification.

(a)

To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.14, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or gross negligence or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.14 shall be available to Teekay GP L.L.C. or its Affiliates (other than a Group Member) with respect to its or their obligations incurred pursuant to the Underwriting Agreement, the Omnibus Agreement or the Contribution Agreement (other than obligations incurred by Teekay GP L.L.C. on behalf of the Company). Any indemnification pursuant to this Section 7.14 shall be made only out of the assets of the Company, it being agreed that the Members shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(b)

To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.14(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.14.

(c)

The indemnification provided by this Section 7.14 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Membership Interests, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)

The Company may purchase and maintain (or reimburse Stonepeak or its Affiliates for the cost of) insurance, on behalf of the Board of Directors, its Affiliates and such other Persons as the Board of Directors shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)

For purposes of this Section 7.14, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.14(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f)	In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)

An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.14 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)

The provisions of this Section 7.14 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)

No amendment, modification or repeal of this Section 7.14 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.14 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE LVII Liability of Indemnitees.

(a)

Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members or any other Persons who have acquired interests in the Company Securities, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or gross negligence or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b)

Subject to their obligations and duties as members of the Board of Directors set forth in Section 7.1(a), the members of the Board of Directors may exercise any of the powers granted to them by this Agreement and perform any of the duties imposed upon them hereunder either directly or by or through their agents, and the members of the Board of Directors shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Board of Directors in good faith.

(c)

To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members, the members of the Board of Directors and any other Indemnitee acting in connection with the Company’s business or affairs shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement.

(d)

Any amendment, modification or repeal of this Section 7.15 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.15 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE LVIII Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a)

Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between Stonepeak or any of its Affiliates, or any member of the Board of Directors, on the one hand, and the Company, any Group Member or any Member, on the other, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Outstanding Common Units (excluding Common Units owned by Stonepeak and its Affiliates), (iii) on terms no less favorable to the Company than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company). The Board of Directors shall be authorized but not required in connection with the resolution of such conflict of interest to seek Special Approval of such resolution, and the Board of Directors may also adopt a resolution or course of action that has not received Special Approval. If Special Approval is not sought and the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the Board of Directors acted in good faith, and in any proceeding brought by any Member or by or on behalf of such Member or any other Member or the Company challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Members.

(b)

Whenever any of the Company’s Directors or Officers makes a determination or takes or declines to take any other action, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless another express standard is provided for in this Agreement, such Director or Officer shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation. In order for a determination or other action to be in “good faith” for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such other action must reasonably believe that the determination or other action is in the best interests of the Company, unless the context otherwise requires.

(c)

Whenever a Member makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then such Member, or such Affiliates causing it to do so, are entitled to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to the Company or any other Member, or such Affiliates causing it to do so, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation.

(d)

Except as expressly set forth in this Agreement, neither the Board of Directors nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Company or any Member and the provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities, including fiduciary duties, of the Board of Directors or any other Indemnitee otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Board of Directors or such other Indemnitee. Notwithstanding anything to the contrary, but subject to Section 7.16(c) and without reference to the definition of “good faith” in Section 7.16(b), neither the Board of Directors nor any other Indemnitee shall owe any fiduciary duties to Preferred Unit Holders other than a contractual duty of good faith and fair dealing.

(e)

The Unitholders hereby authorize the Board of Directors, on behalf of the Company as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the Board of Directors pursuant to this Section 7.16.

ARTICLE LIX Other Matters Concerning the Board of Directors.

(a)

The Board of Directors may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)

The Board of Directors may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the Board of Directors reasonably believe to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

ARTICLE LX Purchase or Sale of Company Securities.

Subject to Section 16.6(g), the Board of Directors may cause the Company to purchase or otherwise acquire Company Securities. As long as Company Securities are held by any Group Member, such Company Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein. Stonepeak or any Affiliate of Stonepeak may also purchase or otherwise acquire and sell or otherwise dispose of Company Securities for its own account, subject to the provisions of Articles IV and X and Section 16.6(g).

ARTICLE LXI Registration Rights of Stonepeak and its Affiliates.

(a)

If (i) Stonepeak or any Affiliate of Stonepeak (including for purposes of this Section 7.19, any Person that is an Affiliate of Stonepeak at the date hereof notwithstanding that it may later cease to be an Affiliate of Stonepeak) or any of their assignees holds Company Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Company Securities (the “Holder”) to dispose of the number of Company Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Company shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Company Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Company Securities specified by the Holder; provided, however, that the Company shall not be required to effect more than three registrations pursuant to this Section 7.19(a); and provided further, however, that if the Conflicts Committee determines that a postponement of the requested registration for up to six months would be in the best interests of the Company and its Members due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be deferred for up to six months, but not thereafter. In connection with any registration pursuant to the immediately preceding sentence, the Company shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to general service of process or to taxation or qualification to do business as a foreign entity doing business in such jurisdiction solely as a result of such registration, and (B) such documents as may be necessary to apply for listing or to list the Company Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Company Securities in such states. Except as set forth in Section 7.19(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Company, without reimbursement by the Holder.

(b)

If the Company shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Company for cash (other than an offering relating solely to an employee benefit plan), the Company shall use all reasonable efforts to include such number or amount of securities held by the Holder in such registration statement as the Holder shall request; provided, that the Company is not required to make any effort or take any action to so include the securities of the Holder once the registration statement is declared effective by the Commission, including any registration statement providing for the offering from time to time of securities pursuant to Rule 415 of the Securities Act. If the proposed offering pursuant to this Section 7.19(b) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Company and the Holder in writing that in their opinion the inclusion of all or some of the Holder’s Company Securities would adversely and materially affect the success of the offering, the Company shall include in such offering only that number or amount, if any, of securities held by the Holder that, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 7.19(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Company, without reimbursement by the Holder.

(c)

If underwriters are engaged in connection with any registration referred to in this Section 7.19, the Company shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Company’s obligation under Section 7.14, the Company shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including interest, penalties and reasonable attorneys’ fees and disbursements), resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 7.19(c) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Company Securities were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Company shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(d)

The provisions of Section 7.19(a) and Section 7.19(b) shall continue to be applicable with respect to Stonepeak (and any of Stonepeak’s Affiliates and any of Stonepeak’s or its Affiliates’ assignees) after it ceases to be a Member of the Company, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Company Securities with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Company shall not be required to file successive registration statements covering the same Company Securities for which registration was demanded during such two-year period. The provisions of Section 7.19(c) shall continue in effect thereafter.

(e)

Any request to register Company Securities pursuant to this Section 7.19 shall (i) specify the Company Securities intended to be offered and sold by the Person making the request, (ii) express such Person’s present intent to offer such Company Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Company Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Company to comply with all applicable requirements in connection with the registration of such Company Securities.

ARTICLE LXII Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board of Directors and any Officer authorized by the Board of Directors to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Board of Directors or any such Officer as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Directors or any such Officer in connection with any such dealing. In no event shall any Person dealing with the Board of Directors or any such Officer or other Company representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Directors, any such Officer or other Company representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Board of Directors, any Officer or its

representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE LXIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

ARTICLE LXIV Records and Accounting.

The Company shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Record Holders of Units or other Company Securities, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

ARTICLE LXV Fiscal Year.

The fiscal year of the Company shall be a fiscal year ending December 31.

ARTICLE LXVI Reports.

(a)

As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Company, the Company shall cause to be mailed or made available to each Record Holder of a Unit as of a date selected by the Board of Directors, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Company equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the Board of Directors.

(b)

As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Company shall cause to be mailed or made available to each Record Holder of a Unit, as of a date selected by the Board of Directors, a report containing unaudited financial statements of the Company and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed, or as the Board of Directors determines to be necessary or appropriate.

ARTICLE LXVII

TAX MATTERS

ARTICLE LXVIII Tax Returns and Information.

The Company shall timely file all returns of the Company that are required for foreign, federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Company’s taxable year ends.

ARTICLE LXIX Tax Elections.

The Company has elected to be treated as an association taxable as a corporation for United States federal income tax purposes. Except as otherwise provided herein, the Board of Directors shall determine whether the Company should make any other elections permitted by the Code.

ARTICLE LXX Tax Controversies.

Subject to the provisions hereof, Stonepeak is designated as the “tax matters partner” as defined in Section 6231 the Code as in effect prior to the Bipartisan Budget Act of 2015 for taxable years of the Partnership beginning before January 1, 2018 (the “Tax Matters Member”). For taxable years of the Company beginning after December 31, 2017, and ending on or prior to date immediately prior to December 31, 2018, Stonepeak shall, in its sole discretion, designate a “partnership representative” as defined in Section 6223 of the Code (the “Company Representative”). The Tax Matters Member and the Company Representative shall exercise any and all authority of a “tax matters partner” or a “partnership representative,” respectively, under the Code, including to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, to bind the Company and its Members with respect to any applicable tax matters, to make any available elections and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Tax Matters Member and the Company Representative and to do or refrain from doing any or all things reasonably required by the Tax Matters Member and the Company Representative to conduct such proceedings.

ARTICLE LXXI Withholding.

Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to take any action that may be required to cause the Company and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member (including, without limitation, by reason of Section 1446 of the Code), the Board of Directors may treat the amount withheld as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Member.

ARTICLE LXXII Conduct of Operations.

The Board of Directors shall use commercially reasonable efforts to conduct the business of the Company and its Affiliates in a manner that does not require a holder of Common Units or Preferred Units to file a tax return in any jurisdiction with which the holder has no contact other than through ownership of Common Units or Preferred Units.

ARTICLE LXXIII

ADMISSION OF MEMBERS

ARTICLE LXXIV Admission of Members.

Upon the effectiveness of the Conversion, (i) each Common Unit (as defined in the Prior Agreement) outstanding immediately prior to the Conversion was automatically converted into one issued and outstanding, fully paid and nonassessable Common Unit of the Company, (ii) each Series A Preferred Unit (as defined in the Prior Agreement) outstanding immediately prior to the Conversion was automatically converted into one issued and outstanding, fully paid and nonassessable Series A Preferred Unit of the Company and (iii) each Series B Preferred Unit (as defined in the Prior Agreement) outstanding immediately prior to the Conversion was automatically converted into one issued and outstanding, fully paid and nonassessable Series B Preferred Unit of the Company, in each case without any further action required on the part of the Company or the holder of such units, as applicable and (iv) the General Partner Interest (as defined in the Prior Agreement) was converted into the 1,555,061 Common Units (which was the number of Company Common Units equal to the Notional General Partner Units (as defined in the Prior Agreement) immediately prior to the effectiveness of the Conversion), in each case without any action further required on the part of the Company or the holder of such units or General Partner Interest, as applicable.

ARTICLE LXXVA dmission of Additional Members.

(a)

By acceptance of the transfer of any Membership Interests in accordance with Article IV or the acceptance of any Membership Interests issued pursuant to Article V or pursuant to a merger or consolidation pursuant to Article XIV, each transferee of, or other such Person acquiring, a Membership Interest (including any nominee holder or an agent or representative acquiring such Membership Interests for the account of another Person) (i) shall be admitted to the Company as a Member with respect to the Membership Interests so transferred or issued to such Person when any such transfer, issuance or admission is reflected in the books and records of the Company and such Member becomes the Record Holder of the Membership Interests so transferred, (ii) shall become bound by the terms of this Agreement, (iii) represents that the transferee has the capacity, power and authority to enter into this Agreement, (iv) grants the powers of attorney set forth in this Agreement and (v) makes the consents and waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Membership Interests and the admission of any new Member shall not constitute an amendment to this Agreement. A Person may become a Member or Record Holder of a Membership Interest without the consent or approval of any of the Members. A Person may not become a Member until such

Person acquires a Membership Interest and such Person is reflected in the books and records of the Company as the Record Holder of such Membership Interest. For the avoidance of doubt, each of the Members holding limited or general partnership interests in the Company prior to Conversion agrees to be agree to be bound, represents and grants with respect to clauses (ii), (iii) and (iv) above, respectively.

(b)

The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Company shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Membership Interest may be represented by a Certificate, as provided in Section 4.1 hereof.

(c)

Any transfer of a Membership Interest shall not entitle the transferee to receive distributions or to any other rights to which the transferor was entitled until the transferee becomes a Member pursuant to Section 10.2(a).

ARTICLE LXXVI [Reserved].

ARTICLE LXXVII Amendment of Agreement and Certificate of Formation.

To effect the admission to the Company of any Member, the Board of Directors shall take all steps necessary or appropriate under the Marshall Islands Act to amend the records of the Company to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the Board of Directors shall prepare and file an amendment to the Certificate of Formation.

ARTICLE LXXVIII

WITHDRAWAL OR REMOVAL OF MEMBERS

ARTICLE LXXIX Withdrawal of Members

No Member shall have any right to withdraw or resign from the Company; provided, however, that when a transferee of a Member’s Membership Interest becomes a Record Holder of the Membership Interest so transferred, such transferring Member shall cease to be a Member with respect to the Membership Interest so transferred. For the avoidance of doubt, the death, retirement, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in the Company shall not cause a dissolution of the Company, and the Company shall continue after any such event.

ARTICLE LXXX Bankruptcy of Members.

Notwithstanding any other provision of this Agreement, the bankruptcy of a Member or any other event set forth in Section 21 of the Marshall Islands Act (or any successor section) shall not cause such Member to cease to be a Member of the Company, and upon the occurrence of such an event the Company shall continue without dissolution.

ARTICLE LXXXI

DISSOLUTION AND LIQUIDATION

ARTICLE LXXXII Dissolution.

The Company shall not be dissolved by the admission of additional Members in accordance with the terms of this Agreement. The Company shall dissolve, and its affairs shall be wound up, upon:

(a)	an election to dissolve the Company by the Board of Directors that is approved by the holders of a Unit Majority;

(b)	the sale of all or substantially all of the assets and properties of the Company Group; or

(c)	the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Marshall Islands Act.

ARTICLE LXXXIII [Reserved].

ARTICLE LXXXIV Liquidator.

Upon dissolution of the Company, the Board of Directors shall select one or more Persons to act as Liquidator. The Liquidator shall be entitled to receive such compensation for its services as may be approved by holders of a Unit Majority. The Liquidator shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a Unit Majority. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a Unit Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.10(b)) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

ARTICLE LXXXV Liquidation.

The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 49 of the Marshall Islands Act and the following:

(a)

The assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b)

Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Members otherwise than in respect of their distribution rights under Article VI and XVI, as applicable. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c)	All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Members as follows:

(i)

First, to the Preferred Unit Holders in accordance with their respective Preferred Unit Liquidation Preference until there has been distributed in respect of each Preferred Unit then Outstanding an amount equal to the applicable Preferred Unit Liquidation Preference; and

(ii)	Thereafter, any remaining amount to all Unitholders holding Common Units, Pro Rata.

ARTICLE LXXXVI Cancellation of Certificate of Formation.

Upon the completion of the distribution of Company cash and property as provided in Section 12.4 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the Marshall Islands shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

ARTICLE LXXXVII Return of Contributions.

No Member shall be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of any other Members or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

ARTICLE LXXXVIII Waiver of Partition.

To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

ARTICLE LXXXIX

AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT; MEETINGS; RECORD DATE

ARTICLE XC Amendments to be Adopted Solely by the Board of Directors.

Each Member agrees that the Board of Directors, without the approval of the Members, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)	a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered address of the Company;

(b)	admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(c)

a change that the Board of Directors determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company in which the Members have limited liability under the laws of the Marshall Islands or to ensure that the Group Members will not be taxed as entities for Marshall Islands income tax purposes;

(d)

subject to Section 16.5, to the extent applicable, a change that the Board of Directors determines, (i) does not adversely affect the Members (including any particular class or series of Membership Interests as compared to other classes or series of Membership Interests) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any Marshall Islands authority (including the Marshall Islands Act) or (B) facilitate the trading of the Units (including the division of any class, classes or series of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes or series of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed, (iii) to be necessary or appropriate in connection with action taken by the Board of Directors or the Company pursuant to Section 5.9 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e)

a change in the fiscal year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company including, if the Board of Directors shall so determine, a change in the definition of “Quarter” and the dates on which distributions (other than Preferred Unit Distributions) are to be made by the Company;

(f)

an amendment that is necessary, in the Opinion of Counsel, to prevent the Company, the members of the Board of Directors, or its officers, trustees or agents from in any manner being subjected to the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g)

subject to Section 16.5, an amendment that the Board of Directors determines to be necessary or appropriate in connection with the authorization of issuance of any class or series of Company Securities pursuant to Section 5.6;

(h)	any amendment expressly permitted in this Agreement to be made by the Board of Directors acting alone;

(i)

an amendment that the Board of Directors determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4; or

(j)	any other amendments substantially similar to the foregoing.

ARTICLE XCI Amendment Procedures.

Except as provided in Sections 13.1 and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by the Board of Directors; provided, however, that the Board of Directors shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any fiduciary duty or obligation whatsoever to the Company, any Member and, in declining to propose an amendment, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation. Subject to Section 16.5, to the extent applicable, a proposed amendment shall be effective upon its approval by the Board of Directors and the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by the Marshall Islands Act. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Board of Directors shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The Board of Directors shall notify all Record Holders upon final adoption of any such proposed amendments.

ARTICLE XCII Amendment Requirements.

(a)

Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

(b)

Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Member without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), (ii) change Section 12.1(a), or (iii) change the term of the Company or, except as set forth in Section 12.1(a), give any Person the right to dissolve the Company.

(c)

Except as provided in Section 14.3 and subject to Section 16.5(c)(i) with respect to the applicable series of Preferred Units described therein, and without limitation of the Board of Director’s authority to adopt amendments to this Agreement without the approval of any Members as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class or series of Membership Interests in relation to other classes or series of Membership Interests must be approved by the holders of not less than a majority of the Outstanding Membership Interests of the class or series affected.

(d)

Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided in Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Company obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Member under applicable law.

(e)	Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

ARTICLE XCIII Special Meetings.

All acts of Members to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Members may be called by the Board of Directors or by Members owning 20% or more of the Outstanding Units of the class, classes or series for which a meeting is proposed. Members shall call a special meeting by delivering to the Board of Directors one or more requests in writing stating that the signing Members wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Members or within such greater time as may be reasonably necessary for the Company to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Board of Directors shall send a notice of the meeting to the Members either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the Board of Directors on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Members shall not vote on matters that would cause the Members to be deemed to be taking part in the management and control of the business and affairs of the Company so as to jeopardize the Members’ limited liability under the Marshall Islands Act or the law of any other jurisdiction in which the Company is qualified to do business.

ARTICLE XCIV Notice of a Meeting.

Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class, classes or series of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 17.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

ARTICLE XCV Record Date.

For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members or to give approvals without a meeting as provided in Section 13.11 the Board of Directors may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Members are requested in writing by the Board of Directors to give such approvals.

ARTICLE XCVI Adjournment.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

ARTICLE XCVII Waiver of Notice; Approval of Meeting; Approval of Minutes.

The transactions of any meeting of Members, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Members representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Company records or made a part of the minutes of the meeting. Attendance of a Member at a meeting shall constitute a waiver of notice of the meeting, except when the Member attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

ARTICLE XCVIII Quorum and Voting.

The holders of a majority of the Units of the class, classes or series for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Members of such class, classes or series unless any such action by the Members requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage. At any meeting of the Members duly called and held in accordance with this Agreement at which a quorum is present, the act of Members holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Members, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Members holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement. In the absence of a quorum any meeting of Members may be adjourned from time to time by the affirmative vote of holders of a majority of the Outstanding Units entitled to vote at such meeting represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

ARTICLE XCIX Conduct of a Meeting.

The Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the Members or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chair of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company maintained by the Board of Directors. The Board of Directors may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Members or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

ARTICLE CAction Without a Meeting.

If authorized by the Board of Directors, any action that may be taken at a meeting of the Members may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Members owning not less than the minimum percentage of the Outstanding Units that would be necessary to authorize or take such action at a meeting at which all the Members were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Members who have not approved in writing. The Board of Directors may specify that any written ballot submitted to

Members for the purpose of taking any action without a meeting shall be returned to the Company within the time period, which shall be not less than 20 days, specified by the Board of Directors. If a ballot returned to the Company does not vote all of the Units held by the Members, the Company shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Members is solicited by any Person other than by or on behalf of the Board of Directors, the written approvals shall have no force and effect unless and until (a) they are deposited with the Company in care of the Board of Directors, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Company and (c) an Opinion of Counsel is delivered to the Board of Directors to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Members to be deemed to be taking part in the management and control of the business and affairs of the Company so as to jeopardize the Members’ limited liability, and (ii) is otherwise permissible under the applicable statutes then governing the rights, duties and liabilities of the Company and the Members.

ARTICLE CI Right to Vote and Related Matters.

(a)

Only those Record Holders of the Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Members or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

(b)

With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Company shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE CII

MERGER

ARTICLE CIII Authority.

The Company may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)), formed under the laws of the Marshall Islands, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) in accordance with this Article XIV.

ARTICLE CIV Procedure for Merger or Consolidation.

Merger or consolidation of the Company pursuant to this Article XIV requires the prior consent of the Board of Directors, provided, however, that, to the fullest extent permitted by law, the Board of Directors shall have no duty or obligation to consent to any merger or consolidation of the Company and may decline to do so free of any fiduciary duty or obligation whatsoever to the Company or any Member and, in declining to consent to a merger or consolidation, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation or at equity. If the Board of Directors shall determine to consent to the merger or consolidation, the Board of Directors shall approve the Merger Agreement, which shall set forth:

(a)	the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(b)	the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(c)	the terms and conditions of the proposed merger or consolidation;

(d)

the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any limited liability company interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or limited liability company interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e)

a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(f)

the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

(g)	such other provisions with respect to the proposed merger or consolidation that the Board of Directors determines to be necessary or appropriate.

ARTICLE CV Approval by Members of Merger or Consolidation.

(a)

Except as provided in Sections 14.3(d) and 14.3(e), the Board of Directors, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of the Members, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

(b)	Except as provided in Sections 14.3(d) and 14.3(e), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority.

(c)

Except as provided in Sections 14.3(d) and 14.3(e), after such approval by vote or consent of the Members, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d)

Notwithstanding anything else contained in this Article XIV or in this Agreement, the Board of Directors is permitted, without Member approval, to convert the Company or any Group Member into a new limited liability entity, to merge the Company or any Group Member into, or convey all of the Company’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Company or other Group Member if (i) the Board of Directors has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Member, (ii) the primary purpose of such conversion, merger or conveyance is to effect a change in the legal form of the Company into another limited liability entity and (iii) the governing instruments of the new entity provide the Members with substantially the same or greater rights and no greater obligations as are herein contained.

(e)

Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the Board of Directors is permitted, without Member approval, to merge or consolidate the Company with or into another entity if (i) the Board of Directors has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Member, (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to

Section 13.1, (iii) the Company is the Surviving Business Entity in such merger or consolidation, (iv) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Company after the effective date of the merger or consolidation, and (v) the number of Company Securities to be issued by the Company in such merger or consolidation does not exceed 20% of the Company Securities Outstanding immediately prior to the effective date of such merger or consolidation.

ARTICLE CVI Certificate of Merger.

Upon the required approval by the Board of Directors and the Unitholders of a Merger Agreement, a certificate of merger shall be executed and filed in conformity with the requirements of the Marshall Islands Act.

ARTICLE CVII Amendment of this Agreement.

Pursuant to Section 17(2) of the Marshall Islands Act, an agreement of merger or consolidation approved in accordance with Section 17(2) of the Marshall Islands Act may (a) effect any amendment to this Agreement or (b) effect the adoption of a new limited liability company agreement for a limited liability company if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.5 shall be effective at the effective time or date of the merger or consolidation.

ARTICLE CVIII Effect of Merger.

(a)	At the effective time of the certificate of merger:

(i)

all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)	the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii)	all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)

all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)	A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE CIX

[RESERVED]

ARTICLE CX

PREFERRED UNITS

ARTICLE CXI Designation.

(a)

On October 5, 2016, Teekay GP L.L.C. (as general partner of the Company existing as a limited partnership) designated and created a series of Preferred Units designated as “9.00% Series A Cumulative Redeemable Perpetual Preferred Units,” and fixed the preferences, rights, powers and duties of the holders of the Series A Preferred Units as set forth in this Article XVI. Each Series A Preferred Unit is identical in all respects to every other Series A Preferred Unit, except as to the respective dates from which the Series A Liquidation Preference shall increase or from which Series A Distributions may begin accruing, to the extent such dates may differ. The Series A Preferred Units represent perpetual equity interests in the Company and shall not give rise to a claim by the holder for redemption thereof at a particular date.

(b)

On October 23, 2017, Teekay GP L.L.C. (as general partner of the Company existing as a limited partnership) designated and created a series of Preferred Units to be designated as “8.50% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units,” and fixed the preferences, rights, powers and duties of the holders of the Series B Preferred Units as set forth in this Article XVI. Each Series B Preferred Unit is identical in all respects to every other Series B Preferred Unit, except as to the respective dates from which the Series B Liquidation Preference shall increase or from which Series B Distributions may begin accruing, to the extent such dates may differ. The Series B Preferred Units represent perpetual equity interests in the Company and shall not give rise to a claim by the holder for redemption thereof at a particular date.

ARTICLE CXII Units.

(a)

The authorized number of Series A Preferred Units and of Series B Preferred Units shall each be unlimited. Series A Preferred Units or Series B Preferred Units that are purchased or otherwise acquired by the Company shall be cancelled.

(b)

The Series A Preferred Units and the Series B Preferred Units shall, as to each such series of Preferred Units, be represented by a single Certificate registered in the name of the Depository or its nominee, and no Series A Holder or Series B Holder shall be entitled to receive a Certificate evidencing such Units, unless otherwise required by law or the Depository gives notice of its intention to resign or is no longer eligible to act as such with respect to such series of Preferred Units and the Company shall have not selected a substitute Depository within 60 calendar days thereafter. So long as the Depository shall have been appointed and is serving with respect to such series of Preferred Units, payments and communications made by the Company to Series A Holders or Series B Holders shall be made by making payments to, and communicating with, the Depository.

ARTICLE CXIII Distributions.

(a)

Distributions on each Series A Preferred Unit shall accumulate at the Series A Distribution Rate in each Series A Distribution Period from and including the first day of the Series A Distribution Period (or for any Series A Preferred Units issued after the Series A Original Issue Date, from and including the first day of the Series A Distribution Period immediately preceding the issuance date of such additional Series A Preferred Units) to and including the earlier of (a) the last day of such Series A Distribution Period and (b) the date the Company redeems the applicable Series A Preferred Units in full in accordance with Section 16.6 below, whether or not such Series A Distributions shall have been declared. Distributions on each Series B Preferred Unit shall accumulate at the applicable Series B Distribution Rate in each Series B Distribution Period from and including the first day of the Series B Distribution Period (or for any Series B Preferred Units issued after the Series B Original Issue Date, from and including the first day of the Series B Distribution Period immediately preceding the issuance date of such additional Series B Preferred Units) to and including the earlier of (x) the last day of such Series B Distribution Period and (y) the date the Company redeems the applicable Series B Preferred Units in full in accordance with Section 16.6 below, whether or not such Series B Distributions shall have been declared. Series A Holders and Series B Holders shall be entitled to receive Series A Distributions or Series B Distributions, as applicable, from time to time out of any assets of the Company legally available for the payment of distributions at the Series A Distribution Rate per Series A Preferred Unit or at the applicable Series B Distribution Rate per Series B Preferred Unit, as applicable, in each case when, as, and if declared by the Board of Directors. Distributions, to the extent declared by the Board of Directors to be paid by the Company in accordance with this Section 16.3, shall be paid for each Series A Distribution Period on each Series A Distribution Payment Date or for each Series B Distribution Period on each Series B Distribution Payment Date. Series A Distributions shall be payable based on a 360-day year consisting of twelve 30-day months. Series B Distributions for any Series B Distribution Period during the Series B Fixed Rate Period shall be payable based on a 360-day year consisting of twelve 30-day months and Series B Distributions for any Series B Distribution Period during the Series B Floating Rate Period shall be payable based on a 360-day year and the number of days actually elapsed during such Series B Distribution Period. All Series A Distributions and Series B Distributions payable by the Company pursuant to this Section 16.3 shall be payable without regard to income of the Company. The guaranteed payment with respect to any Series A Distribution Period shall be for the account of the Series A Holders as of the close of the last Business Day of such Series A Distribution Period.

(b)

Not later than 5:00 p.m., New York City time, on each Series A Distribution Payment Date and Series B Distribution Payment Date, the Company shall pay those Series A Distributions or Series B Distributions, if any, that shall have been declared by the Board of Directors to Series A Holders or Series B Holders, as applicable, on the Record Date for the applicable Series A Preferred Distribution or Series B Preferred Distribution. The Record Date (the “Series A Distribution Record Date”) for any Series A Distribution payment shall be as of the close of the National Securities Exchange on which the Series A Preferred Units are listed or admitted to trading on the last Business Day of each Series A Distribution Period immediately preceding the applicable Series A Distribution Payment Date, except that in the case of payments of Series A Distributions in arrears, the Series A Distribution Record Date with respect to a Series A Distribution Payment Date shall be such date as may be designated by the Board of Directors in accordance with this Article XVI. The Record Date (the “Series B Distribution Record Date”) for any Series B Distribution payment shall be as of the close of the National Securities Exchange on which the Series B Preferred Units are listed or admitted to trading on the last Business Day of each Series B Distribution Period immediately preceding the applicable Series B Distribution Payment Date, except that in the case of payments of Series B Distributions in arrears, the Series B Distribution Record Date with respect to a Series B Distribution Payment Date shall be such date as may be designated by the Board of Directors in accordance with this Article XVI. No distribution shall be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative Series A Distributions and Series B Distributions have been or contemporaneously are being paid or provided for on all Outstanding Series A Preferred Units, Series B Preferred Units and any other Parity Securities through the most recent respective Series A Distribution Payment Dates and Series B Distribution Payment Dates. Accumulated Series A Distributions or accumulated Series B Distributions in arrears for any past Series A Distribution Period or Series B Distribution Period, as applicable, may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Series A Distribution Payment Date or a Series B Distribution Payment Date, to Series A Holders or Series B Holders, as applicable, on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated Series A Distributions and Series B Distributions in arrears on all Outstanding Series A Preferred Units, Series B Preferred Units and any other Parity Securities shall not have been declared and paid, or if sufficient funds for the payment thereof shall not have been set apart, payment of accumulated distributions in arrears on the Series A Preferred Units, Series B Preferred Units and any such Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series A Preferred Units, Series B Preferred Units and any other Parity Securities are paid, any partial payment shall be made pro rata with respect to the Series A Preferred Units, Series B Preferred Units and any such other Parity Securities entitled to a distribution payment at such time in proportion to the aggregate distribution amounts remaining due in respect of such Series A Preferred Units, Series B Preferred Units and such other

Parity Securities at such time. Subject to Sections 12.4 and 16.6, neither Series A Holders nor Series B Holders shall be entitled to any distribution, whether payable in cash, property or stock, in excess of full cumulative Series A Distributions or Series B Distributions, as applicable. No interest or sum of money in lieu of interest shall be payable in respect of any distribution payment which may be in arrears on the Series A Preferred Units or Series B Preferred Units. So long as the Series A Preferred Units or Series B Preferred Units, as applicable, are held of record by the nominee of the Depository, declared Series A Distributions or Series B Distributions shall be paid to the Depository in same-day funds on each Series A Distribution Payment Date or Series B Distribution Payment Date, as applicable.

ARTICLE CXIV [Reserved].

ARTICLE CXV Voting Rights.

(a)

Notwithstanding anything to the contrary in this Agreement, neither the Series A Preferred Units nor the Series B Preferred Units shall have any voting rights except as set forth in Section 13.3(d), this Section 16.5 or as otherwise provided by the Marshall Islands Act.

(b)

In the event that six quarterly Series A Distributions, whether consecutive or not, are in arrears, the Series A Holders shall have the right, voting as a class together with Record Holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, at a meeting of all such holders called by the Board of Directors for such purpose within 30 days after receipt by the Board of Directors of a request by Series A Holders holding a majority of the Outstanding Series A Preferred Units, to elect one member of the Board of Directors, and the size of the Board of Directors shall be increased as needed to accommodate such change. Such right of such Series A Holders to elect a member of the Board of Directors shall continue until the Company pays in full, or declares and sets aside funds for the payment of, all Series A Distributions accumulated and in arrears on the Series A Preferred Units, at which time such right shall terminate, subject to the revesting of such right in the event of each and every subsequent failure to pay six quarterly Series A Distributions as described above in this Section 16.5(b). In the event that six quarterly Series B Distributions, whether consecutive or not, are in arrears, the Series B Holders shall have the right, voting as a class together with Record Holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, at a meeting of all such holders called by the Board of Directors for such purpose within 30 days after receipt by the Board of Directors of a request by Series B Holders holding a majority of the Outstanding Series B Preferred Units, to elect one member of the Board of Directors, and the size of the Board of Directors shall be increased as needed to accommodate such change. Such right of such Series B Holders to elect a member of the Board of Directors shall continue until the Company pays in full, or declares and sets aside funds for the payment of, all Series B Distributions accumulated and in arrears on the Series B Preferred Units, at which time such right shall terminate, subject to the revesting of such right in the event of each and every subsequent failure to pay six quarterly Series B Distributions as described above in this Section 16.5(b). Upon any termination of the right of the Series A Holders, the Series B Holders and, if applicable, holders of any other Parity Securities to vote as a class for such director, the term of office of the director then in office elected by such Series A Holders, Series B Holders and holders voting as a class shall terminate immediately. Any director elected by the Series A Holders, the Series B Holders and, if applicable, holders of any other Parity Securities shall be entitled to one vote on any matter before the Board of Directors.

(c)

(i) Unless the Board of Directors shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series A Preferred Units, voting as a separate class, the Board of Directors shall not adopt any amendment to this Agreement that would have a material adverse effect on the existing terms of the Series A Preferred Units. Unless the Board of Directors shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series B Preferred Units, voting as a separate class, the Board of Directors shall not adopt any amendment to this Agreement that would have a material adverse effect on the existing terms of the Series B Preferred Units.

(ii)

Unless the Board of Directors shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series A Preferred Units and Series B Preferred Units, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, the Company shall not (x) issue any Parity Securities or Senior Securities if the cumulative dividends payable on Outstanding Series A Preferred Units or Series B Preferred Units are in arrears or (y) create or issue any Senior Securities.

(d)

For any matter described in this Section 16.5 in which the Series A Holders or Series B Holders are entitled to vote as a class (whether separately or together with the holders of any Parity Securities), such Series A Holders or Series B Holders shall be entitled to one vote per Series A Preferred Unit or Series B Preferred Unit, as applicable. Any Series A Preferred Units or Series B Preferred Units held by the Company or any of its subsidiaries or Affiliates shall not be entitled to vote.

ARTICLE CXVI Optional Redemption.

(a)

The Company shall have the right at any time, and from time to time, to redeem the Series A Preferred Units, in whole or in part, from any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the Board of Directors (the “Series A Redemption Date”). The Company shall have the right at any time, and from time to time, on or after October 15, 2027 to redeem the Series B Preferred Units, in whole or in part, from any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the Board of Directors (the “Series B Redemption Date”).

(b)

The Company shall effect any such redemption by paying cash for each Series A Preferred Unit or Series B Preferred Unit, as applicable, to be redeemed equal to (i) the Series A Liquidation Preference for such Series A Preferred Unit on such Series A Redemption Date (the “Series A Redemption Price”) or (ii) the Series B Liquidation Preference for such Series B Preferred Unit on such Series B Redemption Date (the “Series B Redemption Price”), as applicable. So long as the Series A Preferred Units or Series B Preferred Units to be redeemed are held of record by the nominee of the Depository, the Series A Redemption Price or Series B Redemption Price, as applicable, shall be paid by the Paying Agent to the Depository on the Series A Redemption Date or the Series B Redemption Date, as applicable.

(c)

The Company shall give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled Series A Redemption Date or Series B Redemption Date, to the Series A Holders or Series B Holders, as applicable (as of 5:00 p.m. New York City time on the Business Day next preceding the day on which notice is given), of any Series A Preferred Units or Series B Preferred Units to be redeemed as such Series A Holders’ or Series B Holders’ names, as applicable, appear on the books of the Transfer Agent and at the address of such Series A Holders or Series B Holders shown therein. Such notice (the “Series A Redemption Notice” or the “Series B Redemption Notice”, as applicable) shall state, as applicable: (1) the Series A Redemption Date or Series B Redemption Date, (2) the number of Series A Preferred Units or Series B Preferred Units to be redeemed and, if less than all Outstanding Series A Preferred Units or Series B Preferred Units are to be redeemed, the number (and the identification) of Series A Preferred Units or Series B Preferred Units to be redeemed from such Series A Holder or Series B Holder, (3) the Series A Redemption Price or Series B Redemption Price, (4) the place where the Series A Preferred Units or Series B Preferred Units are to be redeemed and shall be presented and surrendered for payment of the Series A Redemption Price or Series B Redemption Price therefor and (5) that distributions on the Series A Preferred Units or Series B Preferred Units to be redeemed shall cease to accumulate from and after such Series A Redemption Date or Series B Redemption Date.

(d)

If the Company elects to redeem less than all of the Outstanding Series A Preferred Units or Series B Preferred Units, as applicable, the number of Series A Preferred Units or Series B Preferred Units to be redeemed shall be determined by the Board of Directors, and such Series A Preferred Units or Series B Preferred Units shall be redeemed by such method of selection as the Depository shall determine either Pro Rata or by lot, with adjustments to avoid redemption of fractional Series A Preferred Units or Series B Preferred Units. The aggregate Series A Redemption Price or Series B Redemption Price for any such partial redemption of the Outstanding Series A Preferred Units or Series B Preferred Units shall be allocated correspondingly among the redeemed Series A Preferred Units or Series B Preferred Units, as applicable. The Series A Preferred Units or Series B Preferred Units not redeemed shall remain Outstanding and entitled to all the rights and preferences provided in this Article XVI. The Company is permitted to redeem all or part of one series of Preferred Units without redeeming all or part of any other series of Preferred Units.

(e)

If the Company gives or causes to be given a Series A Redemption Notice or Series B Redemption Notice, the Company shall deposit with the Paying Agent funds, sufficient to redeem the Series A Preferred Units or Series B Preferred Units, as applicable, as to which such Series A Redemption Notice or Series B Redemption Notice shall have been given, no later than 5:00 p.m. New York City time on the Business Day immediately preceding the Series A Redemption Date or Series B Redemption Date, and shall give the Paying Agent irrevocable instructions and authority to pay the Series A Redemption Price to the Series A Holders or the Series B Redemption Price to the Series B Holders to be redeemed upon surrender or deemed surrender (which shall occur automatically if the Certificate representing such Series A Preferred Units or Series B Preferred Unit, as applicable, is issued in the name of the Depository or its nominee) of the certificates therefor as set forth in the Series A Redemption Notice or Series B Redemption Notice. If the Series A Redemption Notice or Series B Redemption Notice shall have been given, from and after the Series A Redemption Date or Series B Redemption Date, as applicable, unless the Company defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Series A Redemption Notice or Series B Redemption Notice, all Series A Distributions on such Series A Preferred Units to be redeemed or Series B Distributions on such Series B Preferred Units to be redeemed shall cease to accumulate and all rights of holders of such Series A Preferred Units or Series B Preferred Units as Members with respect to such Series A Preferred Units or Series B Preferred Units to be redeemed shall cease, except the right to receive the Series A Redemption Price or Series B Redemption Price, as applicable, and such Series A Preferred Units or Series B Preferred Units shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The Company shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Series A Redemption Price of the Series A Preferred Units or the Series B Redemption Price of the Series B Preferred Units, as applicable, to be redeemed), and the holders of any Series A Preferred Units or Series B Preferred Units so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Company for any reason, including redemption of Series A Preferred Units or Series B Preferred Units, that remain unclaimed or unpaid after two years after the applicable Series A Redemption Date or Series B Redemption Date or other payment date, shall be, to the extent permitted by law, repaid to the Company upon its written request, after which repayment the Series A Holders or Series B Holders entitled to such redemption or other payment shall have recourse only to the Company. Notwithstanding any Series A Redemption Notice or Series B Redemption Notice, there shall be no redemption of any Series A Preferred Units or Series B Preferred Units, as applicable, called for redemption until funds sufficient to pay the full Series A Redemption Price of such Series A Preferred Units or the full Series B Redemption Price of such Series B Preferred Units shall have been deposited by the Company with the Paying Agent.

(f)

Any Series A Preferred Units or Series B Preferred Units that are redeemed or otherwise acquired by the Company shall be canceled. If only a portion of the Series A Preferred Units or Series B Preferred Units represented by a Certificate shall have been called for redemption, upon surrender of the Certificate to the Paying Agent (which shall occur automatically if the Certificate representing such Series A Preferred Units or Series B Preferred Units is registered in the name of the Depository or its nominee), the Paying Agent shall issue to the Series A Holders or Series B Holders, as applicable, a new Certificate (or adjust the applicable book-entry account) representing the number of Series A Preferred Units or Series B Preferred Units represented by the surrendered Certificate that have not been called for redemption.

(g)

Notwithstanding anything to the contrary in this Article XVI, in the event that full cumulative distributions on the Series A Preferred Units, Series B Preferred Units and any other Parity Securities shall not have been paid or declared and set apart for payment, none of the Company, Stonepeak or any Affiliate of Stonepeak shall be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Units, Series B Preferred Units or other Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all Series A Holders, Series B Holders and holders of any other Parity Securities. None of the Company, Stonepeak or any Affiliate of Stonepeak shall be permitted to redeem, repurchase or otherwise acquire any Common Units or any other Junior Securities unless full cumulative distributions on the Series A Preferred Units, Series B Preferred Units and any other Parity Securities for all prior and the then-ending Series A Distribution Periods and Series B Distribution Periods shall have been paid or declared and set apart for payment.

ARTICLE CXVII Rank.

The Series A Preferred Units and Series B Preferred Units shall each be deemed to rank:

(a)

Senior to (i) the Common Units and (ii) any other class or series of Company Securities established after the Series A Original Issue Date by the Board of Directors, the terms of which class or series do not expressly provide that it is made senior to or on parity with the Series A Preferred Units or Series B Preferred Units as to current distributions (collectively referred to with the Company’s Common Units as “Junior Securities”);

(b)

On a parity with each other and with any other class or series of Company Securities established after the Series A Original Issue Date by the Board of Directors, the terms of which class or series are not expressly subordinated or senior to the Series A Preferred Units or Series B Preferred Units as to current distributions (collectively referred to as “Parity Securities”); and

(c)

Junior to any class or series of Company Securities established after the Series A Original Issue Date by the Board of Directors, the terms of which class or series expressly provide that it ranks senior to the Series A Preferred Units or Series B Preferred Units as to current distributions (collectively referred to as “Senior Securities”).

The Company may issue Junior Securities and, subject to any approvals required by Series A Holders and Series B Holders pursuant to Section 16.5(c)(ii), Parity Securities from time to time in one or more classes or series without the consent of the Series A Holders or Series B Holders. The Board of Directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such class or series before the issuance of any Company Securities of such class or series.

ARTICLE CXVIII No Sinking Fund.

Neither the Series A Preferred Units nor the Series B Preferred Units shall have the benefit of any sinking fund.

ARTICLE CXIX Record Holders.

To the fullest extent permitted by applicable law, the Company, the Registrar, the Transfer Agent and the Paying Agent may deem and treat any Series A Holder and Series B Holder as the true, lawful and absolute owner of the applicable Series A Preferred Units or Series B Preferred Units, as applicable, for all purposes, and neither the Company nor the Registrar, the Transfer Agent or the Paying Agent shall be affected by any notice to the contrary.

ARTICLE CXX Notices.

All notices or communications in respect of the Series A Preferred Units or Series B Preferred Units shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Article XVI, this Agreement or by applicable law.

ARTICLE CXXI Other Rights; Fiduciary Duties.

Neither the Series A Preferred Units nor the Series B Preferred Units shall have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in this Article XVI or as provided by applicable law. Notwithstanding anything to the contrary in this Agreement, but subject to Section 7.16(c) and without reference to the definition of “good faith” in Section 7.16(b), neither the Board of Directors, nor any Member nor any other Indemnitee shall owe any fiduciary duties to Series A Holders or Series B Holders, other than a contractual duty of good faith and fair dealing.

ARTICLE CXXII

GENERAL PROVISIONS

ARTICLE CXXIII Addresses and Notices.

Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Company Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Company Securities by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 17.1 executed by the Company, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Company is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Board of Directors at the principal office of the Company designated pursuant to Section 2.3. The Board of Directors may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

ARTICLE CXXIV Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

ARTICLE CXXV Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

ARTICLE CXXVI Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto, including the Prior Agreement.

ARTICLE CXXVII Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

ARTICLE CXXVIII Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

ARTICLE CXXIX Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Membership Interest pursuant to Section 10.2(a), without execution hereof.

ARTICLE CXXX Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the Marshall Islands, without regard to the principles of conflicts of law.

ARTICLE CXXXII nvalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

ARTICLE CXXXII Consent of Members.

Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

ARTICLE CXXXIII Facsimile Signatures.

The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Company on Certificates is expressly permitted by this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Limited Liability Company Agreement as of the date first written above.

MEMBER:

STONEPEAK LIMESTONE HOLDINGS LP
(f/k/a Stonepeak Infrastructure Fund IV Cayman (AIV III) LP)

By:	Stonepeak Infrastructure Fund IV Cayman LP, its general partner
By:	Stonepeak Infrastructure Fund IV Cayman Ltd, its general partner

By:
Name:	James Wyper
Title:	Senior Managing Director

MEMBER:

All Members now and hereafter admitted as Members of the Company, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the Company or the Board of Directors.

SEAPEAK LLC

By:
Name:	Mark Kremin
Title:	President and Chief Executive Officer

MEMBERS:

All Members previously admitted as Limited Partners of the Company (existing as a limited partnership), pursuant to powers of attorney contained in the Prior Agreement and granted and delivered to Teekay GP L.L.C.

TEEKAY GP L.L.C.

By:
Name:	N. Angelique Burgess
Title:	Secretary
Place of Execution:

EXHIBIT A

to the Limited Liability Company

Agreement of

SEAPEAK LLC

Certificate Evidencing Common Units

Representing Limited Liability Company Interests in

SEAPEAK LLC

No.	Common Units

In accordance with Section 4.1 of the Limited Liability Company Agreement of Seapeak LLC, as amended, supplemented or restated from time to time (the “LLC Agreement”), Seapeak LLC, a Marshall Islands limited liability company (the “Company”), hereby certifies that                 (the “Holder”) is the registered owner of Common Units representing limited liability company interests in the Company (the “Common Units”) transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the LLC Agreement. Copies of the LLC Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 550 Burrard Street, Suite 2000, Vancouver, British Columbia, Canada, V6C 2K2. Capitalized terms used herein but not defined shall have the meanings given them in the LLC Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by and to have executed the LLC Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the LLC Agreement, (iii) granted the powers of attorney provided for in the LLC Agreement and (iv) made the waivers and given the consents and approvals contained in the LLC Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	SEAPEAK LLC

Countersigned and Registered by:

as Transfer Agent and Registrar	By:
Name:
Title:

By:
Authorized Signature

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
___________Custodian___________
TEN ENT — as tenants by the entireties	(Cust) (Minor)
under Uniform Gifts/Transfers to CD
JT TEN — as joint tenants with right of	Minors Act (State)
survivorship and not as tenants in common

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS

in

SEAPEAK LLC

FOR VALUE RECEIVED,	hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

Common Units representing limited liability company interests evidenced by this Certificate, subject to the LLC Agreement, and does hereby irrevocably constitute and appoint as its attorney-in-fact with full power of substitution to transfer the same on the books of Seapeak LLC.

Date: _____________	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE
GUARANTEED BY AN	(Signature)
ELIGIBLE GUARANTOR
INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS
AND LOAN ASSOCIATIONS
AND CREDIT UNIONS WITH	(Signature)
MEMBERSHIP IN AN
APPROVED SIGNATURE
GUARANTEE MEDALLION
PROGRAM), PURSUANT TO
S.E.C. RULE 17d-15

No transfer of the Common Units evidenced hereby will be registered on the books of the Company, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.

EXHIBIT B

to the Limited Liability Company

Agreement of

SEAPEAK LLC

Certificate Evidencing Series A Cumulative

Redeemable Perpetual Preferred Units

Representing Limited Liability Company Interests in

SEAPEAK LLC

No.	Series A Preferred Units

In accordance with Section 4.1 of the Limited Liability Company Agreement of Seapeak LLC, as amended, supplemented or restated from time to time (the “LLC Agreement”), Seapeak LLC, a Marshall Islands limited liability company (the “Company”), hereby certifies that                 (the “Holder”) is the registered owner of 9.00% Series A Cumulative Redeemable Perpetual Preferred Units representing limited liability company interests in the Company (the “Series A Preferred Units”) transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Series A Preferred Units are set forth in, and this Certificate and the Series A Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the LLC Agreement. Copies of the LLC Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 550 Burrard Street, Suite 2000, Vancouver, British Columbia, Canada, V6C 2K2. Capitalized terms used herein but not defined shall have the meanings given them in the LLC Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by and to have executed the LLC Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the LLC Agreement, (iii) granted the powers of attorney provided for in the LLC Agreement and (iv) made the waivers and given the consents and approvals contained in the LLC Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	SEAPEAK LLC

Countersigned and Registered by:

as Transfer Agent and Registrar	By:
Name:
Title:
By:
Authorized Signature

[Reverse of Certificate]

B-1

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
___________Custodian___________
TEN ENT — as tenants by the entireties	(Cust) (Minor)
under Uniform Gifts/Transfers to CD
JT TEN — as joint tenants with right of	Minors Act (State)
survivorship and not as tenants in common

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF SERIES A PREFERRED UNITS

in

SEAPEAK LLC

FOR VALUE RECEIVED,                 hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

Series A Preferred Units representing limited liability company interests evidenced by this Certificate, subject to the LLC Agreement, and does hereby irrevocably constitute and appoint as its attorney-in-fact with full power of substitution to transfer the same on the books of the Company.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15	(Signature)

(Signature)

No transfer of the Series A Preferred Units evidenced hereby will be registered on the books of the Company, unless the Certificate evidencing the Series A Preferred Units to be transferred is surrendered for registration or transfer.

B-2

EXHIBIT C

to the Limited Liability Company

Agreement of

SEAPEAK LLC

Certificate Evidencing Series B Fixed-to-Floating Rate Cumulative

Redeemable Perpetual Preferred Units

Representing Limited Liability Company Interests in

SEAPEAK LLC

No._________	_________Series B Preferred Units

In accordance with Section 4.1 of the Limited Liability Company Agreement of Seapeak LLC, as amended, supplemented or restated from time to time (the “LLC Agreement”), Seapeak LLC, a Marshall Islands limited liability company (the “Company”), hereby certifies that     (the “Holder”) is the registered owner of 8.50% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited liability company interests in the Company (the “Series B Preferred Units”) transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Series B Preferred Units are set forth in, and this Certificate and the Series B Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the LLC Agreement. Copies of the LLC Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 550 Burrard Street, Suite 2000, Vancouver, British Columbia, Canada, V6C 2K2. Capitalized terms used herein but not defined shall have the meanings given them in the LLC Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by and to have executed the LLC Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the LLC Agreement, (iii) granted the powers of attorney provided for in the LLC Agreement and (iv) made the waivers and given the consents and approvals contained in the LLC Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated: ______________________________	SEAPEAK LLC

Countersigned and Registered by:

as Transfer Agent and Registrar	By:
Name:
Title:

By:
Authorized Signature

C-1

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
___________Custodian___________
TEN ENT — as tenants by the entireties	(Cust) (Minor)
under Uniform Gifts/Transfers to CD
JT TEN — as joint tenants with right of	Minors Act (State)
survivorship and not as tenants in common

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF SERIES B PREFERRED UNITS

in

SEAPEAK LLC

FOR VALUE RECEIVED,                 hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

Series B Preferred Units representing limited liability company interests evidenced by this Certificate, subject to the LLC Agreement, and does hereby irrevocably constitute and appoint as its attorney-in-fact with full power of substitution to transfer the same on the books of the Company.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15	(Signature)

(Signature)

No transfer of the Series B Preferred Units evidenced hereby will be registered on the books of the Company, unless the Certificate evidencing the Series B Preferred Units to be transferred is surrendered for registration or transfer.

C-2